EXHIBIT 10.1



                                   $85,000,000




                                CREDIT AGREEMENT



                                      among

                              DLI HOLDING II CORP.,


                             DEL LABORATORIES, INC.,
                                  as Borrower,




                               The Several Lenders
                        from Time to Time Parties Hereto,




                                       and


                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent


                          Dated as of December 29, 2005




                           J.P. MORGAN SECURITIES INC.
                        SOLE LEAD ARRANGER AND BOOKRUNNER






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                                TABLE OF CONTENTS
                                                                            PAGE


SECTION 1. DEFINITIONS.........................................................2

         1.1.     Defined Terms................................................2
         1.2.     Other Definitional Provisions................................2

SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS...........................2

         2.1.     Revolving Commitments........................................2
         2.2.     Procedure for Revolving Loan Borrowing.......................2
         2.3.     Swingline Commitment.........................................2
         2.4.     Refunding of Swingline Loans.................................2
         2.5.     Fees, etc....................................................2
         2.6.     Termination or Reduction of Revolving Commitments............2
         2.7.     Letter of Credit Subcommitment...............................2
         2.8.     Procedure for Issuance of Letter of Credit...................2
         2.9.     Fees and Other Charges.......................................2
         2.10.    L/C Participations...........................................2
         2.11.    Reimbursement Obligation of the Borrower.....................2
         2.12.    Obligations Absolute.........................................2
         2.13.    Letter of Credit Payments....................................2
         2.14.    Applications.................................................2
         2.15.    Protective Advances..........................................2

SECTION 3. GENERAL PROVISIONS APPLICABLE  TO LOANS AND LETTERS OF CREDIT.......2

         3.1.     Optional Prepayments.........................................2
         3.2.     Mandatory Prepayments........................................2
         3.3.     Conversion and Continuation Options..........................2
         3.4.     Limitations on Eurodollar Tranches...........................2
         3.5.     Interest Rates and Payment Dates.............................2
         3.6.     Computation of Interest and Fees.............................2
         3.7.     Inability to Determine Interest Rate.........................2
         3.8.     Pro Rata Treatment and Payments..............................2
         3.9.     Requirements of Law..........................................2
         3.10.    Taxes........................................................2
         3.11.    Indemnity....................................................2
         3.12.    Change of Lending Office.....................................2
         3.13.    Replacement of Lenders.......................................2
         3.14.    Evidence of Debt.............................................2
         3.15.    Illegality...................................................2

SECTION 4. REPRESENTATIONS AND WARRANTIES......................................2

         4.1.     Financial Condition..........................................2
         4.2.     No Change....................................................2
         4.3.     Corporate Existence; Compliance with Law.....................2
         4.4.     Power; Authorization; Enforceable Obligations................2


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         4.5.     No Legal Bar.................................................2
         4.6.     Litigation...................................................2
         4.7.     No Default...................................................2
         4.8.     Ownership of Property; Liens.................................2
         4.9.     Intellectual Property........................................2
         4.10.    Taxes........................................................2
         4.11.    Federal Regulations..........................................2
         4.12.    Labor Matters................................................2
         4.13.    ERISA........................................................2
         4.14.    Investment Company Act; Other Regulations....................2
         4.15.    Subsidiaries.................................................2
         4.16.    Use of Proceeds..............................................2
         4.17.    Environmental Matters........................................2
         4.18.    Accuracy of Information, etc.................................2
         4.19.    Security Documents...........................................2
         4.20.    Solvency.....................................................2
         4.21.    Senior Indebtedness..........................................2
         4.22.    Regulation H.................................................2
         4.23.    Certain Documents............................................2
         4.24.    Foreign Assets Control Regulations and
                        Anti-Money Laundering..................................2

SECTION 5. CONDITIONS PRECEDENT................................................2

         5.1.     Conditions to Initial Extension of Credit....................2
         5.2.     Conditions to Each Extension of Credit.......................2

SECTION 6. AFFIRMATIVE COVENANTS...............................................2

         6.1.     Financial Statements.........................................2
         6.2.     Certificates; Other Information..............................2
         6.3.     Payment of Obligations.......................................2
         6.4.     Maintenance of Existence; Compliance.........................2
         6.5.     Maintenance of Property; Insurance...........................2
         6.6.     Inspection of Property; Books and Records; Discussions.......2
         6.7.     Notices......................................................2
         6.8.     Environmental Laws...........................................2
         6.9.     Interest Rate Protection.....................................2
         6.10.    Additional Collateral, etc...................................2
         6.11.    Use of Proceeds..............................................2
         6.12.    Further Assurances...........................................2
         6.13.    Cash Management Obligations; Control Agreements..............2

SECTION 7. NEGATIVE COVENANTS..................................................2

         7.1.     Financial Condition Covenant.................................2
         7.2.     Indebtedness.................................................2
         7.3.     Liens........................................................2
         7.4.     Fundamental Changes..........................................2
         7.5.     Disposition of Property......................................2
         7.6.     Restricted Payments..........................................2
         7.7.     Capital Expenditures.........................................2


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         7.8.     Investments..................................................2
         7.9.     Optional Payments and Modifications of Certain
                        Debt Instruments.......................................2
         7.10.    Transactions with Affiliates.................................2
         7.11.    Sales and Leasebacks.........................................2
         7.12.    Hedge Agreements.............................................2
         7.13.    Changes in Fiscal Periods....................................2
         7.14.    Negative Pledge Clauses......................................2
         7.15.    Clauses Restricting Subsidiary Distributions.................2
         7.16.    Lines of Business............................................2

SECTION 8. EVENTS OF DEFAULT...................................................2


SECTION 9. THE AGENTS..........................................................2

         9.1.     Appointment..................................................2
         9.2.     Delegation of Duties.........................................2
         9.3.     Exculpatory Provisions.......................................2
         9.4.     Reliance by Agents...........................................2
         9.5.     Notice of Default............................................2
         9.6.     Non-Reliance on Agents and Other Lenders.....................2
         9.7.     Indemnification..............................................2
         9.8.     Agent in Its Individual Capacity.............................2
         9.9.     Successor Administrative Agent...............................2
         9.10.    Agents Generally.............................................2
         9.11.    Agents other than the Administrative Agent...................2
         9.12.    Withholding Tax..............................................2
         9.13.    Secured Note Intercreditor Agreement.........................2

SECTION 10. MISCELLANEOUS......................................................2

         10.1.    Amendments and Waivers.......................................2
         10.2.    Notices......................................................2
         10.3.    No Waiver; Cumulative Remedies...............................2
         10.4.    Survival of Representations and Warranties...................2
         10.5.    Payment of Expenses and Taxes; Indemnity.....................2
         10.6.    Successors and Assigns; Participations and Assignments.......2
         10.7.    Adjustments; Set-off.........................................2
         10.8.    Counterparts.................................................2
         10.9.    Severability.................................................2
         10.10.   Integration..................................................2
         10.11.   GOVERNING LAW................................................2
         10.12.   Submission To Jurisdiction; Waivers..........................2
         10.13.   Acknowledgments..............................................2
         10.14.   Releases of Guarantees and Liens.............................2
         10.15.   Confidentiality..............................................2
         10.16.   WAIVERS OF JURY TRIAL........................................2
         10.17.   Delivery of Addenda..........................................2
         10.18.   USA PATRIOT Act..............................................2
         10.19.   Commercially Reasonable Discretion...........................2


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ANNEX:

A                     Lenders & Revolving Commitments


SCHEDULES:

1.1m                  Mortgaged Property
1.1s                  Existing Hedge Agreements
2.7(b)                Existing Letters of Credit
4.4                   Consents, Authorizations, Filings and Notices
4.9                   Intellectual Property Litigation
4.15                  Subsidiaries
7.2(d)                Existing Indebtedness
7.3(i)                Existing Liens
7.5(g)                Scheduled Dispositions
7.8(e)                Existing Investments


EXHIBITS:

A                     Form of Guarantee and Collateral Agreement
B                     Form of Compliance Certificate
C                     Form of Closing Certificate of the Guarantors
D                     Form of Mortgage
E                     Form of Assignment and Assumption
F-1                   Form of Legal Opinion of Debevoise & Plimpton LLP
F-2                   Form of Legal Opinion of Shawn A. Smith, Esq.,
                        Vice President, General Counsel and Secretary of the Borrower and its Subsidiaries
F-3                   Form of Legal Opinion of Richards, Layton and Finger, PA
F-4                   Form of Legal Opinion of Biberstein & Nunalee,  LLP
G                     Form of Exemption Certificate
H-1                   Form of Revolving Note
H-2                   Form Swingline Note
I                     Form of Addendum
J                     Form of Solvency Certificate
K                     Form of Closing Certificate of the Borrower
L                     Form of Borrowing Base Certificate


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         CREDIT AGREEMENT, dated as of December 29, 2005, among DLI HOLDING II
CORP., a Delaware corporation ("HOLDINGS"), DEL LABORATORIES, INC., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. MORGAN SECURITIES INC. as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

         The parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1. DEFINED TERMS. As used in this Agreement, the terms listed in this
Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "ACCOUNT DEBTOR": as defined in Article 9 of the UCC.

         "ACCOUNTS": as defined in Article 9 of the UCC.

         "ADDENDUM": an instrument, substantially in the form of Exhibit I, by which a Lender becomes a party to this Agreement as of the Closing Date.

         "ADJUSTED ELIGIBLE ACCOUNTS": on any date, Eligible Accounts minus the Dilution Reserve and any other Reserve applicable to Accounts.

         "ADJUSTED ELIGIBLE FINISHED GOODS": on any date, Eligible Finished Goods minus Inventory Reserves allocable to Eligible Finished Goods.

         "ADJUSTED ELIGIBLE RAW MATERIALS": on any date, Eligible Raw Materials minus Inventory Reserves allocable to Eligible Raw Materials.

         "ADJUSTED ELIGIBLE WORK-IN-PROCESS": on any date, Eligible Work-in-Process minus Inventory Reserves allocable to Eligible Work-in-Process.

         "ADJUSTMENT DATE": as defined in the Pricing Grid.

         "ADMINISTRATIVE AGENT": as defined in the preamble to this Agreement.

         "AFFILIATE": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "AGENTS": the collective reference to the Arranger and the Administrative Agent, which term shall include, for purposes of Section 9 only, the Issuing Lender.

         "AGGREGATE EXPOSURE": with respect to any Lender at any time, the amount of such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

         "AGREEMENT": this Credit Agreement.

         "APPLICABLE MARGIN": for each Type of Loan for any day, the rate per annum set forth below for such day opposite the description of such Loan:

         Eurodollar Revolving Loans                     1.50%

         Base Rate Revolving Loans and Swingline Loans  0.50%



PROVIDED, that on and after the first Adjustment Date occurring after the delivery of the second monthly Borrowing Base Certificate following the Closing Date, the Applicable Margin will be determined pursuant to the Pricing Grid.

         "APPLICATION": an application, in such form as the Issuing Lender may reasonably specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

         "APPROVED FUND": (a) a CLO and (b) with respect to any Lender that is a fund which invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "ARRANGER": as defined in the preamble to this Agreement.

         "ASSIGNEE": as defined in Section 10.6(b).

         "ASSIGNMENT AND ASSUMPTION": an Assignment and Assumption, substantially in the form of Exhibit E.

         "AVAILABLE REVOLVING COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) the lesser of (i) such Lender's Revolving Percentage of the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective) and (ii) such Lender's Revolving Commitment then in effect OVER (b) such Lender's Revolving Extensions of Credit then outstanding.

         "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. For purposes hereof: "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.



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         "BASE RATE LOANS": Loans the rate of interest applicable to which is based upon the Base Rate.

         "BENEFITED LENDER": as defined in Section 10.7(a).

         "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "BORROWER": as defined in the preamble hereto.

         "BORROWING BASE": at any time, an amount equal to:

         (a) the product of (i) 85% multiplied by (ii) Adjusted Eligible Accounts at such time, PLUS

         (b) the lesser of (i) (y) the sum of (A) 65% of Adjusted Eligible Finished Goods (B) 35% of Adjusted Eligible Raw Materials and (C) 60% of Adjusted Eligible Work-In-Process, each valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, MINUS the Rent Reserve and (ii) 85% of the product of (x) the Net Recovery Liquidation Rate in effect at such time MULTIPLIED by (y) the aggregate amount of Inventory of the Borrower and the Subsidiary Guarantors at such time (as reported in accordance with the Borrower's perpetual inventory system) as set forth in the most recent Borrowing Base Certificate, MINUS

         (c) Reserves that are not Inventory Reserves or applicable to Accounts.

                  The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(h) of the Agreement. Standards of eligibility, Reserves and advance rates in respect of the Borrowing Base may be revised and adjusted from time to time by the Administrative Agent in its Commercially Reasonable Discretion (provided, that the Administrative Agent may not revise Borrowing Base standards if the effect thereof would be to increase the advance rates above the rates in effect on the effective date of the Credit Agreement or to add new asset categories to the Borrowing Base without the consent of the requisite Lenders as set forth in Section 10.1), with any such changes to be effective five Business Days after delivery of notice thereof to the Borrower.

         "BORROWING BASE CERTIFICATE": a certificate substantially in the form of Exhibit L (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Responsible Officer and including appropriate exhibits, schedules, supporting documentation and additional reports as are outlined in
Schedule 1 to Exhibit L or reasonably requested by the Administrative Agent.

         "BORROWING DATE": any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "BUSINESS": as defined in Section 4.17(b).

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         "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, PROVIDED, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "CAPITAL EXPENDITURES": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which would, in accordance with GAAP, be set forth as capital expenditures in the consolidated statement of cash flow of such Person, including, in any event, expenditures in connection with sales displays.

         "CAPITAL LEASE OBLIGATIONS": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. For the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "CASH COLLATERAL ACCOUNT": a non-interest-bearing Deposit Account designated as such by the Administrative Agent, subject to the security interest granted by the Guarantee and Collateral Agreement and maintained in the name of or under the sole dominion and control of the Administrative Agent.

         "CASH DOMINION PERIOD": as defined in Section 6.13(f).

         "CASH EQUIVALENTS": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("MOODY'S"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition or money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

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         "CLAIM RESERVES": reserves for Obligations in respect of Specified
Hedge Agreements or Specified Cash Management Arrangements or for claims that are or may become secured by any Lien on any Eligible Accounts or Eligible Inventory, if such Lien is or may become entitled to priority over the Administrative Agent's Liens thereon.

         "CLO": any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

         "CLOSING CERTIFICATE OF THE BORROWER": a certificate duly executed by a Responsible Officer on behalf of the Borrower substantially in the form of Exhibit K.

         "CLOSING DATE": the date on which the conditions precedent set forth in
Section 5.1 shall have been satisfied or waived, which date is December 29, 2005.

         "CODE": the Internal Revenue Code of 1986, as amended from time to time.

         "COLLATERAL": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "COLLATERAL ACCESS AGREEMENT": as defined in Section 6.13(b).

         "COLLATERAL DEPOSIT ACCOUNT": as defined in Section 6.13(d)(i).

         "COLLECTION ACCOUNT": as defined in Section 6.13(d)(ii).

         "COMMITMENT FEE RATE": 0.375% per annum.

         "COMMONLY CONTROLLED ENTITY": any trade or business, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or (solely for purposes of Section 302 of ERISA and Section 412 of the Code) is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer on behalf of the Borrower substantially in the form of Exhibit B.

         "COMMERCIALLY REASONABLE DISCRETION": the Administrative Agent's sole good faith and commercially reasonable discretion as to any factor which the Administrative Agent reasonably determines (a) will or reasonably could be expected to adversely affect the value of any Eligible Accounts or Eligible Inventory, the enforceability or priority of the Administrative Agent's Liens thereon or the amount which the Administrative Agent or holders of Obligations would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the foreclosure, enforcement or liquidation of any Eligible Accounts or Eligible Inventory or (b) establishes or creates a reasonable doubt as to whether any collateral report or financial information delivered to the Administrative Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any respect or (c) constitutes or could be expected to create or result in a Default or Event of Default or (d) increases the likelihood of a bankruptcy, reorganization, receivership or insolvency proceeding involving Holdings or the Borrower or any of their respective Subsidiaries or any of the Collateral. In exercising such discretion, the Administrative Agent may consider such factors already included in or tested by the definition of Eligible Accounts and Eligible Inventory, as well as any of the following (i) changes after the Closing Date in any material respect in demand for, pricing of, or product mix of Inventory, (ii) changes after the Closing Date in any material respect in any concentration of risk with respect to the Accounts or the Inventory, and (iii) any other factors arising after the Closing Date that change the credit risk of lending to the Borrower on the security of the Accounts or the Inventory.

         "CONDUIT LENDER": any special purpose entity organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument (a copy of which shall be provided by the Administrative Agent to the Borrower upon request), subject to the consent of the Administrative Agent and the Borrower (which consent shall not be unreasonably withheld); PROVIDED, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations under this Agreement (including its obligation to fund a Loan) if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and PROVIDED, FURTHER, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 3.9, 3.10, 3.11 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, (b) be deemed to have any Revolving Commitment or (c) be designated if such designation would otherwise increase the costs of the Revolving Facility to the Borrower.

         "CONFIDENTIAL INFORMATION MEMORANDUM": the Offering Memorandum dated December 2005.

         "CONSOLIDATED EBITDA": for any period, Consolidated Net Income for such period PLUS, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of the Borrower or alternative taxes imposed as reflected in the provision for income taxes in the Borrower's consolidated financial statements, (b) interest expense, amortization or write-off of debt discount and debt issuance costs, and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans),
(c) depreciation and amortization expense, (d) amortization of intangibles (including goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring charges or losses (including stock option payments and severance expenses, change of control and employee payments and other fees and expenses incurred in connection with the Merger in an aggregate amount not to exceed $60,000,000), whether or not included as a separate item in the statement of Consolidated Net Income, (f) any cash compensation expense relating to the cancellation or retirement of stock options in connection with the Merger in an aggregate amount not to exceed $36,000,000, (g) non-cash compensation expenses arising from the issuance of stock, options to purchase stock and stock appreciation rights to the management of the Borrower, (h) any other non-cash charges, non-cash expenses or non-cash losses of the Borrower or any of its Subsidiaries for such period (including deferred rent but excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period); PROVIDED, HOWEVER, that cash payments made in such period or in any future period in respect of such non-cash charges, expenses or losses (excluding any such charge, expense or loss incurred in the ordinary course of business that constitutes an accrual of or a reserve for cash charges for any future period) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made, (i) (x) cash restructuring charges itemized in a certificate delivered to the Administrative Agent by a Responsible Officer and (y) losses relating to the disposition of excess, surplus or obsolete inventory not exceeding, for both (x) and (y), $5,000,000 per fiscal year and $15,000,000 in the aggregate from the Closing Date, (j) no more than $1,200,000 per fiscal year accrued with respect to the Sponsor in respect of management, monitoring, consulting, expenses and advisory fees, (k) any write-off, depreciation or amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or to Statement of Financial Accounting Standards No. 142 and any other non-cash charges resulting from purchase accounting, (l) any loss realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any loss realized upon the sale or other disposition of any Capital Stock of any Person, (m) any unrealized losses in respect of Hedge Agreements, (n) any unrealized foreign currency translation losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, (o) the amount of any minority expense net of dividends and distributions paid to the holders of such minority interest, (p) fees and expense reimbursements incurred to Synergetics Installations Worldwide, Inc. in fiscal years 2005 and 2006 and (q) in fiscal years 2005 and 2006, costs associated with implementing the Synergetics Plan not to exceed $5,000,000 in the aggregate; and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary, unusual or non-recurring income or gains whether or not included as a separate item in the statement of Consolidated Net Income, (c) all non-cash gains on the sale or disposition of any property other than inventory sold in the ordinary course of business, (d) any other non-cash income (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in the parenthetical to clause (h) above), (e) any gain realized upon the sale or other disposition of any asset (including pursuant to any sale/leaseback transaction) that is not Disposed of in the ordinary course of business and any gain realized upon the sale or other disposition of any Capital Stock of any Person, (f) any unrealized gains in respect of Hedge Agreements and (g) any unrealized foreign currency translation gains in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, all as determined on a consolidated basis. Notwithstanding the foregoing, (x) Consolidated EBITDA shall be deemed to be $9,049,000, $12,155,000 and $18,444,000 for the fiscal quarters ending March 31, 2005, June 30, 2005 and September 30, 2005, respectively.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.

         "CONSOLIDATED FIXED CHARGES": for any period, the sum of (a) Consolidated Interest Expense for such period, (b) all taxes and alternative taxes paid in cash in such period based upon the income and profits of the Borrower and (c) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred and equity contributions received to finance such payments and any such payments financed with the proceeds of any asset sales, Recovery Events or common equity contributions received by the Borrower from equity issuances by Holdings).

         "CONSOLIDATED INTEREST EXPENSE": for any period, total cash interest expense (including that attributable to Capital Lease Obligations), net of cash interest income, of the Borrower and its Subsidiaries (determined on a consolidated basis in each case in accordance with GAAP) for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including, to the extent treated as interest expense under GAAP, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period but excluding any amortization or write-off of financing costs otherwise included therein).

         "CONSOLIDATED NET INCOME": for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

         "CONTINUING DIRECTORS": the directors of Holdings or a Parent on the Closing Date and each other director of Holdings or such Parent whose nomination for election to the board of directors of Holdings or such Parent is recommended by at least a majority of the then Continuing Directors or such other director receives the vote of the Permitted Investors in his or her election by the shareholders of Holdings or such Parent.

         "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that
(a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person or a common controlling Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "DEFAULT": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "DEPOSIT ACCOUNT": as defined in Article 9 of the UCC.

         "DEPOSIT ACCOUNT CONTROL AGREEMENT": with respect to any Deposit Account, a control agreement in a form provided by or otherwise reasonably acceptable to the Administrative Agent.

         "DILUTION FACTORS": with respect to any period, the aggregate amount (without duplication) of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs, chargebacks and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Borrower.

         "DILUTION RATIO": at any date, the amount (expressed as a percentage, and only if a positive number) equal to (a) (i) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months divided by (ii) total gross sales for the 12 most recently ended fiscal months less (b) 5%.

         "DILUTION RESERVE": at any date, the Dilution Ratio multiplied by Eligible Accounts on such date.

         "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "DISPOSE" and "DISPOSED OF" shall have correlative meanings.

         "DLI HOLDING": DLI Holding II Corp., a Delaware corporation.

         "DOLLARS" and "$": dollars in lawful currency of the United States.

         "DOMESTIC SUBSIDIARY": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

         "ELIGIBLE ACCOUNTS": at the time of any determination thereof, each Account owned by the Borrower or any Subsidiary Guarantor that satisfies the following criteria at the time of creation and continues to meet the same at the time of such determination: such Account (i) has been invoiced to, and represents the bona fide amounts due to the Borrower or such Subsidiary Guarantor from, the purchaser of goods or services, in each case originated in the ordinary course of business of the Borrower or such Subsidiary Guarantor and
(ii) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (y) below. Without limiting the foregoing, to qualify as an Eligible Account, an Account shall indicate no person other than the Borrower or such Subsidiary Guarantor as payee or remittance party. Unless otherwise approved from time to time by the Administrative Agent, no Account shall be an Eligible Account if, without duplication:

         (a) it is not subject to a first priority perfected security interest in favor of the Administrative Agent;

         (b) it is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Lien permitted by Section 7.3 which arises by operation of law and not by grant and which does not have priority over the Lien in favor of the Administrative Agent;

         (c) its scheduled due date is more than 90 days (except for no more than $5,000,000 in aggregate Accounts having a due date in excess of 90 days after the original invoice date as a result of seasonal adjustments in payment terms if, as of the date of determination, there are 90 days or less between the date of determination and the scheduled due date for such Accounts) after the original invoice date, is unpaid more than 60 days after the original due date (or, in the case of Accounts described in the immediately preceding parenthetical, 30 days after the original due date) or which has been written off the books of the Borrower or such Subsidiary Guarantor or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

         (d) it is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

         (e) it is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower or such Subsidiary Guarantor exceeds (i) 20% of the aggregate Eligible Accounts in respect of an Account Debtor whose senior debt securities are rated "investment grade" by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., (ii) 12.5% of the aggregate Eligible Accounts in the case of Rite Aid Corp. so long as its senior debt securities are rated at least B by Standard & Poor's Ratings Services and B2 by Moody's Investors Service, Inc and (ii) 10% of the aggregate Eligible Accounts in respect of all other Account Debtors, except that Account Debtors whose senior debt securities are rated at least A+ by Standard & Poor's Ratings Services and A1 by Moody's Investors Service, Inc. will not be subject to this clause (e);

         (f) any covenant, representation, or warranty contained in this Agreement or in the Guarantee and Collateral Agreement with respect to such Account has been breached in any material respect;

         (g) it (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon the Borrower's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;

         (h) the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the Borrower;

         (i) any check or other instrument of payment in respect of such Account has been returned uncollected for any reason;

         (j) it is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

         (k) it is owed by any Account Debtor which has sold all or a substantially all of its assets;

         (l) it is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S., any state of the U.S., unless, in either case, such Account is backed by a letter of credit or credit insurance reasonably acceptable to the Administrative Agent;

         (m) it is owed in any currency other than U.S. dollars;

         (n) it is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the U.S. unless such Account is backed by a letter of credit or credit insurance reasonably acceptable to the Administrative Agent, or (ii) the government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. ss. 3727 ET SEQ. and 41 U.S.C. ss. 15 ET SEQ.), and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent's satisfaction;

         (o) it is owed by any Affiliate, employee, officer, director, agent or stockholder of any Loan Party;

         (p) it exceeds, for any Account Debtor, a credit limit determined by the Administrative Agent in its Commercially Reasonable Discretion, to the extent of such excess;

         (q) it is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

         (r) it is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

         (s) it is evidenced by any promissory note, chattel paper, or instrument;

         (t) it is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower has filed such report or qualified to do business in such jurisdiction; provided that this clause (t) shall not apply during the 90 day period following the Closing Date;

         (u) the Borrower has made any agreement with the Account Debtor for any reduction of such Account, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Borrower created a new receivable for the unpaid portion of such Account or any portion of such Account classified by the Borrower or such Subsidiary Guarantor as chargeback;

         (v) it does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

         (w) it is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the Borrower or a Subsidiary Guarantor has or has had an ownership interest in such goods, or which indicates any party other than the Borrower as payee or remittance party;

         (x) it was created on cash on delivery terms; or

         (y) is not otherwise acceptable to the Administrative Agent in its Commercially Reasonable Discretion.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that the Borrower may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and
(ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Borrower to reduce the amount of such Account.

         "ELIGIBLE FINISHED GOODS": completed goods which require no additional processing or manufacturing, to be sold to third party customers by the Borrower or any Subsidiary Guarantor in the ordinary course of business, which meet all criteria under the definition of "Eligible Inventory".

         "ELIGIBLE INVENTORY": all Inventory of the Borrower or any Subsidiary Guarantor that, at the time of determination thereof is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses
(a) through (q) below. Without limiting the Administrative Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

         (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

         (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Lien permitted by Section 7.3 which arises by operation of law and not by grant and which does not have priority over the Lien in favor of the Administrative Agent;

         (c) which is, in the Administrative Agent's opinion, slow moving, aged, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity;

         (d) which is classified as rejected;

         (e) with respect to which any covenant, representation, or warranty contained in this Agreement or the Guarantee and Collateral Agreement with respect to such Inventory has been breached in any material respect and which does not conform to all applicable standards imposed by any Governmental Authority;

         (f) in which any Person other than the Borrower or such Subsidiary Guarantor shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

         (g) which is spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned to vendor or marked for return to vendor, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

         (h) which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers; except for up to $2,500,000 of Inventory located within the United States and in-transit from one Borrower or Subsidiary Guarantor location to another Borrower or Subsidiary Guarantor location;

         (i) which is located in any location leased by any Loan Party unless
(i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Rent Reserve with respect to such facility has been established by the Administrative Agent;

         (j) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Reserve has been established by the Administrative Agent;

         (k) which is being processed offsite at a third party location, sub-contractor or outside processor, or is in-transit to or from said third party location, sub-contractor or outside processor;

         (l) which is a discontinued product or component thereof;

         (m) which is the subject of a consignment by the Borrower or such Subsidiary Guarantor as consignor;

         (n) which contains or bears any intellectual property rights licensed to any Loan Party unless the Administrative Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or
(iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

         (o) which is not reflected in a current perpetual inventory report of the Borrower; or

         (p) which is not otherwise acceptable to the Administrative Agent in its Commercially Reasonable Discretion.

         In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate

         "ELIGIBLE RAW MATERIALS": items/materials used or consumed in the manufacturing of goods to be sold by the Borrower or any Subsidiary Guarantor in the ordinary course of business, which meet all criteria under the definition of "Eligible Inventory".

         "ELIGIBLE WORK-IN-PROCESS": Inventory which consists of work-in-process, including materials other than Raw Materials, Finished Goods or saleable products, title to which and sole ownership of which is vested in the Borrower or any Subsidiary Guarantor, which meet all criteria under the definition of "Eligible Inventory".

         "ENVIRONMENTAL LAWS": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health as it relates to releases of Materials of Environmental Concern or the environment, as now or may at any time hereafter be in effect.

         "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EUROCURRENCY RESERVE REQUIREMENTS": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "EURODOLLAR BASE RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR BASE RATE" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be reasonably selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

         "EURODOLLAR LOANS": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              EURODOLLAR BASE RATE
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "EURODOLLAR TRANCHE": the collective reference to Eurodollar Loans for which the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "EVENT OF DEFAULT": any of the events specified in Section 8, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "EXCESS AVAILABILITY": for any day, the excess (expressed as a positive or negative number) of (a) the lesser of (i) the then amount of the Revolving Commitments and (ii) the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective) over (b) the aggregate Revolving Extensions of Credit of all Lenders outstanding on such day, net of all Dollars held in a Cash Collateral Account.

         "EXCLUDED REDEMPTION OBLIGATION": an obligation (i) to purchase, redeem, retire or otherwise acquire for value any Capital Stock that is not, and cannot in any contingency become required to be purchased, redeemed, retired or otherwise acquired prior to January 27, 2012 or (ii) an obligation of Holdings to purchase, redeem, retire or otherwise acquire for value any Capital Stock of Holdings or any Parent from present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee, or otherwise under any stock option or employee stock ownership plan approved by the board of directors of Holdings or any Parent.

         "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "FOREIGN SUBSIDIARY": any Subsidiary of the Borrower that is not a Domestic Subsidiary or that is a Foreign Subsidiary Holdco.

         "FOREIGN SUBSIDIARY HOLDCO": any Domestic Subsidiary that (a) has no material assets other than securities of one or more Foreign Subsidiaries and other assets relating to the ownership interest in any such securities and (b) has no Guarantee Obligations in respect of any Indebtedness of the Borrower or any Domestic Subsidiary.

         "FUNDED DEBT": as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

         "FUNDING ACCOUNT": a Deposit Account maintained by the Borrower with the Administrative Agent and designated by the Borrower as the account to which any funds released from the Collection Account as provided in Section 6.13(f) shall be deposited.

         "FUNDING OFFICE": the office of the Administrative Agent specified in
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States as in effect from time to time except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 4.1(b). In the event that any Accounting Change (as defined below) shall occur and such change would otherwise result in a change in the method of calculation of the Borrowing Base or the financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for computing the Borrowing Base and evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, the Borrowing Base and all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

         "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

         "GROUP MEMBERS": the collective reference to Holdings, the Borrower and their respective Subsidiaries.

         "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement to be executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

         "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation which (in the case of either clause (a) or clause (b)), guarantees or has the effect of guaranteeing any Indebtedness, leases, dividends or other obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "GUARANTORS": the collective reference to Holdings and the Subsidiary Guarantors.

         "HEDGE AGREEMENTS": any interest rate protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "HOLDINGS": as defined in the preamble to this Agreement.

         "IMMATERIAL SUBSIDIARY": Sally Hansen, Inc., a New York corporation, and Del International, Inc., a New York corporation, in each case only if and for as long as (a) it has no more than $100,000 in total assets and (b) it had, during the most recently completed period of four fiscal quarters of the Borrower, aggregate gross revenues of less than $100,000.

         "INCREASE ALLOWANCE": at any time, the amount (expressed as a percentage) equal to (a) $85,000,000 plus all increases of Revolving Commitments that have then become effective pursuant to Section 2.1(b) divided by (b) $85,000,000.

         "INDEBTEDNESS": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit or similar arrangements, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, except an Excluded Redemption Obligation, (h) all Guarantee Obligations of such Person in respect of obligations of others of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; PROVIDED that the amount of such Indebtedness shall be limited to the value of the property subject to such Lien if such Person has not assumed or become liable for the payment of such obligation, (j) all preferred Capital Stock of any Subsidiary of such Person, and (k) for the purposes of Sections 7.2 and 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

         "INDEMNIFIED LIABILITIES": as defined in Section 10.5.

         "INDEMNITEE": as defined in Section 10.5.

         "INDENTURES": the Senior Secured Note Indenture and the Senior Subordinated Note Indenture.

         "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "INSOLVENT": pertaining to a condition of Insolvency.

         "INTELLECTUAL PROPERTY": the collective reference to all rights, and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and technology, know-how, trade secrets and proprietary information of any type, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT": the Intellectual Property Security Agreement to be executed and delivered by each applicable Loan Party in accordance with Section 5.10 of the Guarantee and Collateral Agreement.

         "INTERCREDITOR CONFIRMATION LETTER": a letter executed and delivered by the trustee under the Senior Secured Note Indenture, the Note Collateral Agent, the Administrative Agent and the Borrower and Subsidiary Guarantors substantially in the form of Exhibit J-1.

         "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan (other than any Swingline Loan), the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan,
(b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Loan (other than any Revolving Loan that is a Base Rate Loan and any Swingline Loan), the date of any repayment or prepayment made in respect thereof and (e) as to any Swingline Loan, the last day of each month.

         "INTEREST PERIOD": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if available to all Lenders) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent no later than 12:00 noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date;

         (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "INVENTORY RESERVES": Reserves against Inventory equal to the sum of the following:

         (a) a reserve determined by the Administrative Agent for Inventory that is discontinued or slow-moving;

         (b) a reserve for Inventory which is designated to be returned to vendor or which is recognized as damaged or off quality by the Borrower;

         (c) a revaluation reserve whereby capitalized favorable variances shall be deducted from Eligible Inventory and unfavorable variances shall not be added to Eligible Inventory; and

         (d) any other Reserve applicable to Inventory.

         "INVESTMENTS": as defined in Section 7.8.

         "ISSUING LENDER": JPMorgan Chase Bank, N.A. or any of its Affiliates or any Lender appointed as Issuing Lender by the Borrower with the consent of the Administrative Agent and such Lender, in its capacity as the issuer of Letters of Credit.

         "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Revolving Commitment Period.

         "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.11.

         "L/C PARTICIPANTS": the collective reference to all the Lenders other than the Issuing Lender.

         "L/C SUBCOMMITMENT AMOUNT": $15,000,000.

         "LENDERS": as defined in the preamble hereto; PROVIDED, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

         "LETTERS OF CREDIT": as defined in Section 2.7(a).

         "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "LOAN": any loan made by any Lender pursuant to this Agreement.

         "LOAN DOCUMENTS": this Agreement, the Security Documents, the Notes and each other agreement, certificate or document executed by any Group Member and delivered to any Agent or any Lender pursuant to this Agreement or any Security Document.

         "LOAN PARTIES": each Group Member that is a party to a Loan Document.

         "LOCK BOX AGREEMENT": as defined in Section 6.13(d)(i).

         "LOCK BOXES": as defined in Section 6.13(d)(i).

         "MANAGEMENT ADVANCES": promissory notes issued by the Borrower to a holder of the Capital Stock of Holdings or any Parent in accordance with the Management Agreements to fund all or a portion of the purchase price paid in connection with the repurchase by Holdings or such Parent of its Capital Stock from such holder, if (a) such promissory note is subordinated at all times in right of payment to the prior payment in full of all Obligations, pursuant to subordination provisions no less favorable to the Lenders than the subordination provisions set forth in the Senior Subordinated Note Indenture or, at the request of the Borrower, such other subordination provisions as may be reasonably acceptable to the Administrative Agent and (b) such repurchase is occasioned by the death, disability, or retirement of such holder.

                  "MANAGEMENT AGREEMENTS": the collective reference to (a) the Financial Advisory Agreement, dated as of January 27, 2005 among DLI Holding Corp., the Sponsor and any other parties thereto, (b) the Registration Rights Agreement, dated as of January 27, 2005 among DLI Holding Corp., DLI Holding,
         LLC and any other parties thereto and (c) the Management Subscription Agreements, each as in effect on January 27, 2005.

         "MANAGEMENT INVESTORS": officers and employees party to the Management Subscription Agreements on the Closing Date.

         "MANAGEMENT SUBSCRIPTION AGREEMENTS": the collective reference to any subscription agreement or stockholders agreement between Holdings or any Parent and any present or former officer, employee or director of any Group Member.

         "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the business, assets, property, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder or the validity, perfection or priority of the Administrative Agent's Liens on the Collateral.

         "MATERIAL ENVIRONMENTAL AMOUNT": an amount payable by the Borrower and/or its Subsidiaries in excess of $3,500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof pursuant to any Environmental Law.

         "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

         "MERGER": the merger of DLI Acquisition Corp. with and into Del Laboratories, Inc., in which Del Laboratories, Inc. was the surviving corporation, which became effective on January 27, 2005.

         "MORTGAGED PROPERTIES": the owned real properties listed on
Schedule 1.1m.

         "MORTGAGES": each of the mortgages, deeds to secure debts and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D (with such changes thereto as (a) shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded and (b) do not have a material adverse economic effect on any Loan Party).

         "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET RECOVERY LIQUIDATION RATE": with respect to Inventory of any Person, the orderly liquidation value of such Inventory, expressed as a percentage of the aggregate book value of such Inventory (valued at the lower of cost or market value, on a first-in, first-out basis), as determined in a manner accepted by the Administrative Agent (which shall not unreasonably withhold such acceptance) in the most recent appraisal delivered to the Borrower and Administrative Agent by an independent third party appraiser selected by the Administrative Agent, net of all estimates and allowances for costs of liquidation thereof.

         "NON-EXCLUDED TAXES": as defined in Section 3.10(a).

         "NON-U.S. LENDER": as defined in Section 3.10(d).

         "NOTE COLLATERAL AGENT": Wells Fargo Bank, N.A., in its capacity as Collateral Agent under the Collateral Agency Agreement dated as of October 28, 2005 among it, as such Collateral Agent, the trustee under the Senior Secured
Note Indenture and the Borrower and Subsidiary Guarantors, and its successors in such capacity.

         "NOTES": the collective reference to any promissory note evidencing Loans.

         "OBLIGATIONS": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to any Agent or to any Lender (or, in the case of Specified Hedge Agreements or Specified Cash Management Arrangements, any Qualified Counterparty), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement, any Specified Cash Management Arrangements or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses, overdraft charges (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement or Specified Cash Management Arrangement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements or Specified Cash Management Arrangements.

         "ORGANIZATIONAL DOCUMENTS": as to any Person, its certificate or articles of incorporation and by-laws if a corporation, its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such Person.

         "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "PARENT": DLI Holding and any other Person of which Holdings at any time is or becomes a Subsidiary after the Closing Date.

         "PARTICIPANT": as defined in Section 10.6(c).

         "PATRIOT ACT": as defined in Section 10.18.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "PERMITTED ACQUISITION": any acquisition by purchase or otherwise of all or substantially all the business, assets or Capital Stock of any Person or a business unit of a Person, or a brand or trademark and related assets, to the extent the aggregate consideration paid by the Borrower and its Subsidiaries for such acquisition (including cash and indebtedness incurred or assumed in connection with such acquisition) consists solely of any combination of:

         (a) Capital Stock of Holdings or any Parent;

         (b) cash in an amount equal to the net cash proceeds of issuance and sale of Capital Stock of Holdings or any Parent that is transferred to the Borrower as a contribution to its common equity within 90 days prior to the date of the relevant acquisition; and

         (c) other cash or property and other Indebtedness (whether incurred or assumed) in an aggregate amount which, when aggregated with all other amounts of such other cash and property paid for acquisitions at any time after the Closing Date and all such other Indebtedness incurred or assumed in acquisitions at any time after the Closing Date, does not exceed $50,000,000;

in each case if (i) no Default exists at the time of or results from such acquisition, and (ii) the Borrower delivers to the Administrative Agent a certificate of a Responsible Officer demonstrating in reasonable detail that, after giving effect to such acquisition and the payment of the cash purchase consideration for such acquisition and all fees, costs and other amounts payable as a current liability in connection therewith, Excess Availability (computed after giving effect to (x) all Borrowing Base assets to be acquired in such acquisition in respect of which the Administrative Agent has had an opportunity to conduct a collateral evaluation (including field examinations and appraisals) and (y) all advance rate adjustments and Reserves which the Administrative Agent, acting in its Commercially Reasonable Discretion, determines to establish in respect of such assets) would be greater than 25% of the aggregate Revolving Commitments.

         "PERMITTED INVESTORS": the collective reference to: (x) the Sponsor, its Control Investment Affiliates, any Management Investors and their respective Permitted Transferees and (y) Magnetite Asset Investors III, LLC and its control investment affiliates (but only with respect to their beneficial ownership of up to 3% in the aggregate of the voting Capital Stock of Holdings or any Parent, as the case may be).

         "PERMITTED TRANSFEREES": (a) in the case of the Sponsor, (i) any Control Investment Affiliate of the Sponsor (collectively, "SPONSOR AFFILIATES"), (ii) any managing director, general partner, limited partner, director, officer or employee of the Sponsor or any Sponsor Affiliate (collectively, the "SPONSOR ASSOCIATES"), (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Sponsor Associate and (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a Sponsor Associate, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants; and (b) in the case of any Management Investors, (i) his or her heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

         "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN": at a particular time, any employee pension benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLEDGED NOTES": as defined in the Guarantee and Collateral Agreement.

         "PLEDGED STOCK": as defined in the Guarantee and Collateral Agreement.

         "PRICING GRID": the Pricing Grid and related provisions attached hereto as Annex B.

         "PRO FORMA BALANCE SHEET": as defined in Section 4.1(a).

         "PROJECTIONS": as defined in Section 6.2(c).

         "PROPERTIES": as defined in Section 4.17(a).

         "PROPERTY": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

         "PROTECTIVE ADVANCES": as defined in Section 2.15(a)

         "QUALIFIED COUNTERPARTY": with respect to any Specified Hedge Agreement or Specified Cash Management Arrangement, any counterparty thereto that, at the time such Specified Hedge Agreement or Specified Cash Management Arrangement was entered into, was a Lender or an affiliate of a Lender.

         "RECEIVABLES": Accounts, chattel paper, notes, checks and drafts receivable, debt securities (whether or not held in any investment account), letter of credit rights, commercial tort claims, payment intangibles and other rights to the payment of money of every type and description.

         "RECOVERY EVENT": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member, other than (x) any such settlement or payment arising by reason of any loss of revenues or interruption of business or operations caused thereby and (y) any such settlement or payment constituting reimbursement or compensation for amounts previously paid by any Group Member in respect of the theft, loss, destruction, damage or other similar event relating to any such claim or proceeding.

         "REGISTER": as defined in Section 10.6(b).

         "REGULATION U": Regulation U of the Board as in effect from time to time.

         "REIMBURSEMENT OBLIGATION": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.11 for amounts drawn under Letters of Credit.

         "RELATED AGREEMENTS": the Senior Secured Note Indenture, Senior Secured Notes, Secured Note Intercreditor Agreement and each other document executed in connection with the Senior Secured Notes.

         "RELATED PERSONS": with respect to any specified Person, such Person's Affiliates and the respective officers, directors, employees, attorneys, agents and advisors of such Person and such Person's Affiliates.

         "RENT RESERVE": with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to all rent, charges, and other amounts due or to become due with respect to such facility for a three month period.

         "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ss. 4043.

         "REQUIRED LENDERS": at any time, the holders of more than 50% of the Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit then outstanding.

         "REQUIRED PRIORITY": as to any Lien created by any Security Document, the condition that (subject to the provisions of such Security Document) such Lien is entitled and subject to the relative lien priorities and rights provided by the Secured Note Intercreditor Agreement and otherwise is prior and superior in right to any claim, interest or Lien of any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

         "REQUIREMENT OF LAW": as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "RESERVES": at any time, the aggregate amount then established by the Administrative Agent, acting in its Commercially Reasonable Discretion by advance notice to the Borrower, as deductions to be made in calculating the Borrowing Base, including all Dilution Reserves, Inventory Reserves, Rent Reserves and Claim Reserves and all other amounts established as reserves from time to time by the Administrative Agent in its Commercially Reasonable Discretion. Changes in Reserves shall be effective five Business Days after delivery of advance written notice thereof to the Borrower.

         "RESPONSIBLE OFFICER": the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

         "RESTRICTED PAYMENTS": as defined in Section 7.6.

         "REVOLVING COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Annex A hereto or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the aggregate Revolving Commitments of all Lenders is $85,000,000.

         "REVOLVING COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Termination Date.

         "REVOLVING EXTENSIONS OF CREDIT": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         "REVOLVING FACILITY": the Revolving Commitments and the extensions of credit made thereunder.

         "REVOLVING LOANS": as defined in Section 2.1(a).

         "REVOLVING PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Revolving Commitment then constitutes of the aggregate Revolving Commitments of all Lenders (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the aggregate outstanding Revolving Extensions of Credit of all Lenders).

         "REVOLVING TERMINATION DATE": the earlier of (a) December 29, 2010 and
(b) the date on which the Revolving Commitments are terminated pursuant to any provision of this Agreement.

         "SEC": the Securities and Exchange Commission, any successor thereto and otherwise any analogous Governmental Authority.

         "SECURED NOTE INTERCREDITOR AGREEMENT": The Intercreditor Agreement dated as of October 28, 2005 among JPMorgan Chase Bank, N.A., as Administrative Agent under this Agreement and Credit Facility Collateral Agent (as defined therein), the Note Collateral Agent and trustee under the Senior Secured Note Indenture and the Borrower and Subsidiary Guarantors.

         "SECURED PARTIES": as defined in the Guarantee and Collateral
Agreement.

         "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement, the Intellectual Property Security Agreements, the Mortgages, the Secured Note Intercreditor Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "SENIOR SECURED NOTE INDENTURE": the Indenture dated as of October 28, 2005 among the Borrower and certain of its Subsidiaries and Wells Fargo Bank, N.A., as trustee.

         "SENIOR SECURED NOTES": the collective reference (a) the senior secured notes of the Borrower issued on October 28, 2005 pursuant to the Senior Secured
Note Indenture and any Exchange Notes (as defined in the Senior Secured Note Indenture) issued in exchange therefor and (b) any "Additional Notes" (defined in the Senior Secured Note Indenture) issued from time to time after the Closing Date and any Exchange Notes issued in exchange for such Additional Notes (defined in the Senior Secured Note Indenture).

         "SENIOR SUBORDINATED NOTE INDENTURE": the Indenture dated as of January 27, 2005 among the Borrower and certain of its Subsidiaries and Wells Fargo Bank, N.A., as trustee.

         "SENIOR SUBORDINATED NOTES": the collective reference to (a) the subordinated notes of the Borrower issued on January 27, 2005 pursuant to the Senior Subordinated Note Indenture and any Exchange Notes (as defined in the Senior Subordinated Note Indenture) issued in exchange therefor and (b) up to $50,000,000 aggregate principal amount of "Additional Notes" (defined in the Senior Subordinated Note Indenture) issued from time to time after January 27, 2005 and any Exchange Notes issued in exchange for such Additional Notes (defined in the Senior Subordinated Note Indenture).

         "SETTLEMENT": as defined in Section 2.4(b).

         "SETTLEMENT DATE": as defined in Section 2.4(b).

         "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

         "SOLVENT": with respect to any Person, as of any date of determination,
(a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "SPECIFIED CASH MANAGEMENT ARRANGEMENT": any arrangement for cash management, clearing house, wire transfer, depository, treasury or investment services in connection with any transfer or disbursement of funds through an automated clearinghouse or on a same day or immediate or accelerated availability basis (including all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of the Borrower or any of its Subsidiaries arising out of any cash management, clearing house, wire transfer, depository, treasury or investment services) provided to the Borrower or any of its Subsidiaries by a Qualified Counterparty that has been designated by the Borrower (with the consent of the Administrative Agent, which shall not unreasonably be withheld) as a Specified Cash Management Arrangement. The designation of any such arrangement as a Specified Cash Management Arrangement shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral.

         "SPECIFIED CHANGE OF CONTROL": a "Change of Control" (or any other defined term having a similar purpose) as defined in either Indenture.

         "SPECIFIED HEDGE AGREEMENT": the Hedge Agreements listed on Schedule 1.1s and any Hedge Agreement between the Borrower or any of its Subsidiaries and any Qualified Counterparty that has been designated by the Borrower (with the consent of the Administrative Agent, which shall not unreasonably be withheld) as a Specified Hedge Agreement. The designation of any Hedge Agreement as a Specified Hedge Agreement shall not create in favor of the Qualified Counterparty that is a party thereto any rights in connection with the management, enforcement or release of any Collateral.

         "SPONSOR": Kelso & Company, L.P.

         "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "SUBSIDIARY GUARANTOR": each Subsidiary of the Borrower other than (a) any Foreign Subsidiary and (b) any Immaterial Subsidiary.

         "SWINGLINE LENDER": JPMorgan Chase Bank, N.A., in its capacity as the lender of Swingline Loans.

         "SWINGLINE LOANS": as defined in Section 2.3.

         "SYNERGETICS PLAN": the restructuring plan adopted by the Borrower in consultation with Synergetics Installations Worldwide, Inc. (including any reasonable modifications or replacements thereof approved by the board of directors of Holdings or the Borrower). "THIRD PARTY ASSIGNEE" as defined in
Section 10.6(b)(ii)(D).

         "TRANSFEREE": any Assignee or Participant.

         "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York.

         "UNITED STATES": the United States of America.

         "UNUSED COMMITMENT": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect OVER (b) the sum of (i) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (ii) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

         "WHOLLY OWNED SUBSIDIARY": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law or DE MINIMIS shares held by nominees or others as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         1.2. OTHER DEFINITIONAL PROVISIONS(a) . (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any Obligation shall mean the payment in full of such Obligation in cash in immediately available funds.

              SECTION 2. AMOUNT AND TERMS OF REVOLVING COMMITMENTS

         2.1. REVOLVING COMMITMENTS(a) . (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("REVOLVING LOANS") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Extensions of Credit then outstanding, does not exceed the lesser of (i) such Lender's Revolving Percentage of the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective) and (ii) the amount of such Lender's Revolving Commitment. Revolving Loans that are repaid may be reborrowed during the Revolving Commitment Period, subject to the terms and conditions hereof. The Revolving Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 3.3.

         (b) The Borrower from time to time may request the Administrative Agent to consent to an increase in the aggregate Revolving Commitments on the following terms:

         (i) The aggregate amount of all such increases shall not exceed $50,000,000.

         (ii) No Lender will be obligated to provide or commit for any such increase.

         (iii) If the Administrative Agent consents to any such increase and determines that one or more of the Lenders or other Persons reasonably satisfactory to the Administrative Agent and Borrower are willing to commit to provide such increase, such increase will be effective on the date the Administrative Agent receives an amendment to this Agreement executed by the Borrower, the Administrative Agent and such Lender or other Person, adding such Person and commitment to Annex A and, in the case of a Person not then already a Lender, confirming that such Person has become a Lender for all purposes of this Agreement. Such amendment will not require the consent of any other Lender.

         (iv) On the effective date of such amendment, each Lender or other Person committing to provide such increase shall fund Revolving Loans in an amount equal to its Revolving Percentage (after giving effect to such amendment) of the aggregate Revolving Loans outstanding immediately before giving effect to such amendment, and the proceeds of such funding shall be applied to repay ratably the Revolving Loans outstanding before giving effect to such amendment. Each Lender receiving any such repayment will be entitled to all amounts payable under Section 3.11 in connection therewith.

         (c) The Borrower shall repay all outstanding Revolving Loans on the Revolving Termination Date.

         2.2. PROCEDURE FOR REVOLVING LOAN BORROWING. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice, which must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans and which shall specify (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date, (iii) the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective), and (iv) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $250,000 or a whole multiple thereof and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such amounts will then be made available to the Borrower by the Administrative Agent crediting an account of the Borrower maintained by the Administrative Agent, in like amounts and funds as received by the Administrative Agent.

         2.3. SWINGLINE COMMITMENT(a) . (a) The Administrative Agent, Swingline Lender and Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, the Borrower may request the Swingline Lender to fund on behalf of the Lenders any Base Rate Loan requested by the Borrower, by advancing the amount requested in same day funds on the applicable Borrowing Date for account of the Borrower to the Administrative Agent (each such Loan made solely by the Swingline Lender pursuant to this Section 2.3, a "SWINGLINE LOAN"), with settlement among the Lenders as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.4(b). Each Swingline Loan shall be subject to all the terms and conditions applicable to other Base Rate Loans funded by the Lenders, except that all payments thereon shall be payable to the Swingline Lender solely for its own account. Subject to the terms and conditions hereof, the Swingline Lender agrees to make Swingline Loans up to an aggregate outstanding amount that shall not at any time exceed $10,000,000. The Swingline Lender shall not make any Swingline Loan to the extent the requested Swingline Loan, when added to the aggregate Revolving Extensions of Credit then outstanding, would exceed the lesser of (i) the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective) and (ii) the aggregate Revolving Commitments. All Swingline Loans shall be Base Rate Loans.

         (b) Each borrowing of Swingline Loans shall be in an amount equal to $200,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in a notice in respect of Swingline Loans, the Swingline Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of the Swingline Loan to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan available to the Borrower on such Borrowing Date by depositing such proceeds in the account of the Borrower with the Administrative Agent on such Borrowing Date in immediately available funds.

         2.4. REFUNDING OF SWINGLINE LOANS(a) . (a) Whenever the Borrower desires that the Swingline Lender make Swingline Loans it shall give the Swingline Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swingline Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date (which shall be a Business Day during the Revolving Commitment Period). Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Revolving Percentage of the Revolving Commitment. The Swingline Lender may, at any time, require the Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Revolving Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

         (b) The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a "SETTLEMENT") with the Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon New York City time on the date of such requested Settlement (the "SETTLEMENT DATE"). Each Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Lender's Revolving Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., New York City time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 5.2 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender's Swingline Loans and, together with Swingline Lender's Revolving Percentage of such Swingline Loan, shall constitute Revolving Loans of such Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 3.8(d).

         2.5. FEES, ETC.(a) (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Unused Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Agents the fees in the amounts and on the dates agreed to in writing by the Borrower and the Administrative Agent.

         2.6. TERMINATION OR REDUCTION OF REVOLVING COMMITMENTS. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans and Swingline Loans made on the effective date thereof, the aggregate outstanding amount of Revolving Extensions of Credit would exceed the aggregate amount of Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

         2.7. LETTER OF CREDIT SUBCOMMITMENT(a) . (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 2.10(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be customarily used from time to time by the Issuing Lender or in such other form as may be reasonably satisfactory to the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Subcommitment Amount or
(ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall be denominated in Dollars and expire no later than the earlier of (i) the first anniversary of its date of issuance and
(ii) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional periods of up to one year (which shall in no event extend beyond the date referred to in clause (ii) above).

         (b) Each of the outstanding letters of credit listed on SCHEDULE 2.7(B) shall be deemed to be Letters of Credit issued by the Issuing Lender on the Closing Date for all purposes of this Agreement.

         (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         2.8. PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT (a) (a) The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will notify the Administrative Agent of the amount, the beneficiary and the requested expiration of the requested Letter of Credit, and upon receipt of confirmation from the Administrative Agent that after giving effect to the requested issuance, the Available Revolving Commitments would not be less than zero, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower (with a copy to the Administrative Agent) promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

         (b) The making of each request for a Letter of Credit by the Borrower shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.7(a) or any Requirement of Law applicable to the Group Members. Unless the Issuing Lender has received notice from the Administrative Agent before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 5.2 are not satisfied, or that the issuance of such Letter of Credit would violate Section 2.7, then the Issuing Lender may issue the requested Letter of Credit for the account of the Borrower in accordance with the Issuing Lender's usual and customary practices.

         2.9. FEES AND OTHER CHARGES(a) . (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans, shared ratably among the Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee on the undrawn and unexpired amount of each Letter of Credit computed at the rate of 0.25% per annum and payable quarterly in arrears on each L/C Fee Payment Date.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         2.10. L/C PARTICIPATIONS(a) . (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's

Revolving Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent upon demand of the Issuing Lender an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. The Administrative Agent shall promptly forward such amounts to the Issuing Lender.

         (b) If any amount required to be paid by any L/C Participant to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.10(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Administrative Agent for the account of the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Administrative Agent for the account of the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times
(iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.10(a) is not made available to the Administrative Agent for the account of the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 2.10(a), the Administrative Agent or the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Administrative Agent or the Issuing Lender, as the case may be, will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that if any such payment received by Administrative Agent or the Issuing Lender, as the case may be, shall be required to be returned by the Administrative Agent or the Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of the Issuing Lender the portion thereof previously distributed to such L/C Participant.

         2.11. REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on the same Business Day on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender or on the next Business Day, if such notice is received any time after 12:00 noon, New York time on such Business Day for the amount of such draft so paid. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (i) until the Business Day next succeeding the date of the relevant notice, Section 3.5(b) and (ii) thereafter, Section 3.5(c).

         2.12. OBLIGATIONS ABSOLUTE. The Borrower's obligations under Section
2.11 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 2.11 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender or any Related Person. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

         2.13. LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

         2.14. APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 2, the provisions of this Section 2 shall apply.

         2.15. PROTECTIVE ADVANCES.

         (a) The Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its commercially reasonable discretion, deems necessary or desirable (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.5) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "PROTECTIVE Advances"); PROVIDED, that (x) the aggregate amount of Protective Advances made at any time shall not, when added to Protective Advances then outstanding, exceed 5% of the lesser of the then amount of the Revolving Commitments and the then amount of the Borrowing Base and (y) the aggregate amount of Protective Advances and Revolving Extensions of Credit outstanding at any time shall not exceed the then amount of the Revolving Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 5.2 have not been satisfied and without regard to whether there is Excess Availability. All Protective Advances shall be Base Rate Loans and Obligations secured by the Collateral. The Administrative Agent's authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof and expiration of a reasonable time to act thereon. The Administrative Agent may at any time request the Lenders to make Revolving Loans to repay a Protective Advance, whether or not the conditions set forth in Section 5.2 are then satisfied, or require the Lenders to fund their risk participations described in
Section 2.15(b).

         (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender's Revolving Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender's Revolving Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

                    SECTION 3. GENERAL PROVISIONS APPLICABLE
                         TO LOANS AND LETTERS OF CREDIT

         3.1. OPTIONAL PREPAYMENTS. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent no later than 11:00 a.m., New York City time, three Business Days prior thereto in the case of Eurodollar Loans and no later than 11:00 a.m., New York City time, one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or Base Rate Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 3.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are Base Rate Loans and Swingline Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

         3.2. MANDATORY PREPAYMENTS(a) . (a) If at any time the aggregate outstanding Revolving Extensions of Credit of all Lenders exceed the lesser of
(i) the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective) and (ii) the aggregate Revolving Commitments then in effect, the Borrower shall immediately, without notice or demand, prepay outstanding Loans (or, after the Loans have been repaid, deposit Dollars to a Cash Collateral Account) in an amount equal to such excess.

         (b) As, when, to the extent and for as long as set forth in Section 6.13(f), the Administrative Agent will have the unconditional right (but not the duty) to cause deposits received in the Collection Account to be applied to the payment of the principal of or interest on outstanding Loans or Reimbursement Obligations or other Obligations then payable or to fund deposits to a Cash Collateral Account not exceeding the aggregate outstanding L/C Obligations. When so applied to outstanding Loans, such payment shall constitute a mandatory prepayment thereof.

         (c) Mandatory prepayments of Loans shall be applied first to Base Rate Loans and then to Eurodollar Loans.

         3.3. CONVERSION AND CONTINUATION OPTIONS(a) . (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 noon, New York City time, on the Business Day preceding the proposed conversion date, provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversions. If the Borrower requests a conversion to Eurodollar Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED, that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations, and PROVIDED, FURTHER, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period. So long as no Event of Default has occurred and is continuing, if the Borrower requests a continuation of Eurodollar Loans in any such notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         3.4. LIMITATIONS ON EURODOLLAR TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $1,000,000 or a whole multiple of $250,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

         3.5. INTEREST RATES AND PAYMENT DATES(a). (a) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

         (c) (i) If any portion of the principal of any Loan or Reimbursement Obligation is not paid when due (whether at the stated maturity, by acceleration or otherwise), such portion of such principal shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to Section 3.5(a) or 3.5(b) PLUS 2% per annum or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans PLUS 2% per annum and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans PLUS 2% per annum, in each case, with respect to both clause (i) and clause (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to Section 3.5(c) shall be payable from time to time on demand.

         3.6. COMPUTATION OF INTEREST AND FEES(a). (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. Interest shall accrue on each Loan for each day on which it is made or outstanding, except the day on which it is repaid unless it is repaid on the same day that it was made.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 3.5(a).

         3.7. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

                           (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                           (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         3.8. PRO RATA TREATMENT AND PAYMENTS(a) . (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Percentages of the Lenders.

         (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Loans then held by the Lenders.

         (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the benefit and account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the greater of (i) the Federal Funds Effective Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

         (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         3.9. REQUIREMENTS OF LAW(a) . (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, or compliance by any Lender with any request or directive whether or not having the force of law from any central bank or other Governmental Authority made subsequent to the date hereof:

         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for (A) changes in the rate of net income taxes, capital taxes, branch taxes, franchise taxes (imposed in lieu of income taxes) and net worth taxes (imposed in lieu of income taxes) and
   (B) Non-Excluded Taxes, provided that this provision shall not affect any obligation of the Borrower under Section 3.10);

         (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

         (iii) shall impose on such Lender any other condition;

   and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its written demand (accompanied by a certificate of the type described in clause (c) below), any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy whether or not having the force of law from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request (accompanied by a certificate of the type described in clause (c) below) therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this
Section 3.9 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 3.9, the Borrower shall not be required to compensate a Lender pursuant to this Section 3.9 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; PROVIDED that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this
Section 3.9 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.10. TAXES(a) . (a) Except to the extent required under applicable law, all payments made under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes, capital taxes, branch taxes, franchise taxes (imposed in lieu of net income taxes) and net worth taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender or its applicable lending office or any branch, as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, however, that the Borrower shall not be required to increase any such amounts payable to any Lender or Agent with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's or Agent's failure to comply with the requirements of paragraph (d) or
(e) of this Section 3.10 or (ii) that are United States withholding taxes imposed on amounts payable to such Lender or Agent at the time such Lender or Agent becomes a party to this Agreement.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure.

         (d) Each Lender or Agent (or Transferee) that is not a "United States person" as defined in Section 7701(a)(30) of the Code (a "NON-U.S. LENDER") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8IMY and/or Form W-8BEN (claiming benefits of an applicable tax treaty) or Form W-8ECI, as applicable (or successor form) or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit G and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver. Each Lender or Agent that is not a Non-U.S. Lender shall furnish an accurate and complete U.S. Internal Revenue Service Form W-9 (or successor form) establishing that such Lender or Agent is not subject to U.S. backup withholding, and to the extent it may lawfully do so at such times, provide a new Form W-9 (or successor form) upon the expiration or obsolescence of any previously delivered form.

         (e) A Lender or Agent that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested in writing by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, to the extent that such Lender or Agent is legally entitled to complete, execute and deliver such documentation and in such Lender's or Agent's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall promptly pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 3.10 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (g) The agreements in this Section 3.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (h) For purposes of this Section 3.10, in the case of any Lender that is treated as a partnership for U.S. federal income tax purposes, any Non-Excluded Taxes or Other Taxes required to be deducted and withheld by such Lender with respect to payments made by the Borrower under any Loan Document, shall be treated as Non-Excluded Taxes or Other Taxes required to be deducted by the Borrower, but only to the extent such Non-Excluded Taxes or Other Taxes would have been required to be deducted and withheld by the Lender if the Lender were treated as a corporation for U.S. federal income tax purposes making such payments under the Loan Documents on behalf of the Borrower.

         (i) If a Lender or Agent changes its applicable lending office or assigns its rights or sells participations therein and the effect of the change, assignment or participation, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under Section 3.9(a)(i) or 3.10, the Borrower shall not be obligated to pay such additional amount in excess of amounts the Borrower was obligated to pay prior to such change, assignment or participation.

         3.11. INDEMNITY. The Borrower agrees to indemnify each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 3.11 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.12. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.9, 3.10(a) or
3.15 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.9, 3.10(a) or 3.15.

         3.13. REPLACEMENT OF LENDERS. The Borrower may replace, with a replacement financial lender reasonably satisfactory to the Administrative Agent, any Lender that (a) requests payment of any amounts payable under Section
3.9 or 3.10(a), (b) defaults in its obligation to make Loans hereunder, or (c) declines to deliver any required consent to a waiver or modification of any provision of the Loan Documents that has been consented by the Borrower, Administrative Agent and Required Lenders, but only if (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default has occurred and is continuing at the time of such replacement, (iii) prior to any such replacement, such Lender has taken no action under Section 3.12 so as to eliminate the demand or condition giving rise to the Borrower's replacement right, (iv) the replacement lender purchases, at par, all Loans and other amounts owing to the replaced Lender on or prior to the date of replacement and assumes all obligations of the replaced Lender under the Loan Documents in accordance with Section 10.6 (except that the Borrower shall pay the registration and processing fee referred to therein), (v) the Borrower compensates the replaced Lender under Section 3.11 if any Eurodollar Loan outstanding to the replaced Lender is purchased other than on the last day of the Interest Period relating thereto, (vi) the Borrower shall pay the replaced Lender all amounts payable under Section 3.9 or 3.10(a), and (vii) all rights and claims of the Borrower, Administrative Agent and Lenders against any replaced Lender that has defaulted in its obligation to make Loans hereunder are in all respects reserved and unaffected by the replacement of such Lender.

         3.14. EVIDENCE OF DEBT(a) . (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (b) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(b), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 3.14(a) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrower therein recorded, but the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans or Swingline Loans, as the case may be, of such Lender, substantially in the forms of Exhibit H-1 or H-2, respectively, with appropriate insertions as to date and principal amount.

         3.15. ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Holdings and the Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

         4.1. FINANCIAL CONDITION(a) . (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2005 (including the notes thereto) (the "PRO FORMA BALANCE Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made and the Senior Secured Notes issued on October 28, 2005 and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly in all material respects on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at September 30, 2005, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2004, December 31, 2003 and December 31, 2002 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and their consolidated results of operations and consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2005 and September 30, 2005, and the related unaudited consolidated statements of income and cash flows for the six-month and nine-month periods, respectively, ended on such dates, present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and their consolidated results of operations and consolidated cash flows for the period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes (if any) thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). As of the Closing Date, no Group Member has any material Guarantee Obligations, contingent liabilities or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph other than as contemplated by the Loan Documents and the Related Agreements. During the period from June 30, 2005 to and including the date hereof there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or property.

         4.2. NO CHANGE. Since June 30, 2005, except for developments or events that occurred prior to the date of this Agreement and are disclosed in the Confidential Information Memorandum, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect.

         4.3. CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each Group Member (other than any Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the organizational power and authority, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent the failure to be so qualified would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law and Organizational Documents, except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4. POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Group Member (other than any Immaterial Subsidiary) has the organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents and the Related Agreements to which it is a party and, in the case of the Borrower, to obtain extensions of credit under this Agreement and issue and sell the Senior Secured Notes. Each Group Member (other than any Immaterial Subsidiary) has taken all necessary organizational action to authorize the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party and, in the case of the Borrower, to authorize the extensions of credit under this Agreement and issue and sell the Senior Secured Notes. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder, the issuance and sale of the Senior Secured Notes or the execution, delivery, performance, validity or enforceability of the Loan Documents or Related Agreements except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19. Each Loan Document and Related Agreement has been duly executed and delivered on behalf of each Group Member party thereto. This Agreement constitutes, each other Loan Document upon execution will constitute, and each Related Agreement constitutes, the legal, valid and binding obligation of each Group Member party thereto, enforceable against such Group Member in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5. NO LEGAL BAR. The execution, delivery and performance of the Loan Documents and, the issuance of Letters of Credit and the borrowings hereunder do not and will not violate in any material respect any Requirement of Law, Organizational Documents or any Contractual Obligation of any Group Member or result in or require the creation or imposition of any Lien on any property or revenues of any Group Member in any material respect pursuant to any Requirement of Law, Organizational Documents or Contractual Obligation (other than the Liens created by the Security Documents). The execution, delivery and performance of the Related Agreements, the issuance and sale of the Senior Secured Notes and the use of the proceeds thereof do not and will not violate any Requirement of Law, Organizational Documents or any Contractual Obligation of any Group Member or result in or require the creation or imposition of any Lien on any property or revenues of any Group Member pursuant to any Requirement of Law Organizational Documents or Contractual Obligation (other than the Liens created by the Security Documents) except, as in each case, has not had and would not reasonably be expected to have a Material Adverse Effect. No Group Member is subject to any Requirement of Law, Organizational Documents or Contractual Obligation that has had or would reasonably be expected to have a Material Adverse Effect.

         4.6. LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect.

         4.7. NO DEFAULT. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8. OWNERSHIP OF PROPERTY; LIENS. Each Group Member has good and marketable title to the Mortgaged Properties it owns, and to the knowledge of Holdings or the Borrower, has good and marketable title, in the case of real property, or good and valid title, in the case of other property, to, or a valid leasehold interest in, all its other property and none of such property is subject to any Lien except as permitted by Section 7.3.

         4.9. INTELLECTUAL PROPERTY. Except as set forth in Schedule 4.9, each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. Except as, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) no material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Holdings or the Borrower know of any valid basis for any such claim and (b) the use of Intellectual Property by each Group Member does not infringe on the rights of any Person in any material respect.

         4.10. TAXES. Each Group Member has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings (if any) and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such material tax, fee or other charge. No Loan Party and no Subsidiary thereof intends to treat the Loan, the Merger, or any other transaction contemplated hereby as being as "reportable transaction" (within the meaning of Treasury Regulation section 1.6011-4).

         4.11. FEDERAL REGULATIONS. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

         4.12. LABOR MATTERS. Except as, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of Holdings or the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

         4.13. ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except to the extent that the underfunding associated therewith does not, in the aggregate, exceed $7,500,000, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or would reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. Neither the Borrower nor any of its Subsidiaries has any liability with respect to any employee benefit plan that is not subject to the laws of the United States or a political subdivision thereof that would reasonably be expected to result in a Material Adverse Effect.

         4.14. INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law or restriction under its Organizational Documents (other than Regulation X of the Board) that limits its ability to incur Indebtedness under this Agreement or either Indenture.

         4.15. SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Borrower in writing from time to time after the Closing Date, (a) Schedule
4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees, former employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

         4.16. USE OF PROCEEDS. The proceeds of all Revolving Loans funded on the Closing Date shall be used to refinance existing Indebtedness of the Borrower and its Subsidiaries and pay related fees and expenses. Letters of Credit and the proceeds of Revolving Loans and Swingline Loans made after the Closing Date shall be used only for general corporate purposes permitted by this Agreement.

         4.17. ENVIRONMENTAL MATTERS. Except as, in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

         (a) the facilities and properties owned, leased or operated by any Group Member (the "PROPERTIES") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or would give rise to liability under, any Environmental Law;

         (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the "BUSINESS"), nor does Holdings or the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

         (c) Holdings, the Borrower and its Subsidiaries: (i) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (ii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iii) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that would give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that would give rise to liability under, any applicable Environmental Law;

         (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of Holdings and the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

         (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties, any facilities or properties formerly owned, leased or operated by any Group Member or otherwise in connection with the Business, in violation of or in amounts or in a manner that would give rise to liability under Environmental Laws;

         (g) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

         (h) no Group Member has assumed any liability of any other Person under Environmental Laws.

         4.18. ACCURACY OF INFORMATION, ETC. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not materially misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the date hereof, there is no fact known to any Loan Party that would reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents, taken as a whole.

         4.19. SECURITY DOCUMENTS(a) . (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, to the extent provided therein, when financing statements, other filings specified on
Schedule 4 to the Guarantee and Collateral Agreement in appropriate form are filed in the offices specified on Schedule 4 to the Guarantee and Collateral Agreement and the other actions described in Section 4.3 of the Guarantee and Collateral Agreement are completed, the Guarantee and Collateral Agreement shall be effective to create a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case with the Required Priority.

         (b) Each of the Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds and products thereof, and when the Mortgages are filed in the offices specified therein, each such Mortgage shall constitute, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, (to the extent provided therein) a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case with the Required Priority. Schedule 1.1 lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any of its Subsidiaries that has a value, in the opinion of the Borrower, in excess of $3,000,000.

         (c) Each Intellectual Property Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Intellectual Property Collateral described therein and the proceeds and products thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally. Upon the filing of (i) each Intellectual Property Security Agreement in the appropriate indexes of the United States Patent and Trademark Office relative to United States patents and United States trademarks, and the United States Copyright Office relative to United States copyrights, if any, together with provision for payment of all requisite fees, and (ii) financing statements in appropriate form for filing in the offices specified on
Schedule 4 of the Guarantee and Collateral Agreement, each Intellectual Property Security Agreement shall constitute (to the extent provided in the Guarantee and Collateral Agreement) a fully perfected Lien on, and security interests in, all right, title and interest of the Loan Parties in such Intellectual Property Collateral and the proceeds and products thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case with the Required Priority.

         4.20. SOLVENCY. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

         4.21. SENIOR INDEBTEDNESS. The Obligations (to the extent they constitute "Indebtedness" as defined in the Senior Subordinated Note Indenture) constitute "Senior Indebtedness" and "Designated Senior Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement constitute (to the extent they constitute "Indebtedness" as defined in the Senior Subordinated Note Indenture) "Guarantor Senior Indebtedness" of such Subsidiary Guarantor under and as defined in the Senior Subordinated Note Indenture.

         4.22. REGULATION H. No Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in respect of which the procurement of flood insurance is required by any Requirement of Law, unless such flood insurance has been obtained and is in full force and effect.

         4.23. CERTAIN DOCUMENTS. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Related Agreements, including any amendments, supplements or modifications with respect to any such Related Agreements.

         4.24. FOREIGN ASSETS CONTROL REGULATIONS AND ANTI-MONEY LAUNDERING(a) .
(a) Neither the making of Loans under this Agreement nor the use of the proceeds thereof shall cause the Borrower or any Subsidiary of the Borrower to violate any material provision of the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury's Office of Foreign Assets Control ("OFAC") of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Borrower nor any Subsidiary of the Borrower (i) is a person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) knowingly engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise knowingly associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

         (b) The Borrower and its Subsidiaries are in compliance, in all material respects, with the Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. No part of the proceeds of the Loans hereunder will knowingly be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.



                        SECTION 5. CONDITIONS PRECEDENT

         5.1. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or substantially concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

         (a) CREDIT AGREEMENT; GUARANTEE AND COLLATERAL AGREEMENT. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Holdings and the Borrower, (ii) original or facsimile copies of a signed signature page to this Agreement or Addendum from each Agent and Lender,
(iii) the Guarantee and Collateral Agreement, executed and delivered by Holdings, the Borrower and each Subsidiary Guarantor, (iv) an Acknowledgment and Consent in the form attached to the Guarantee and Collateral Agreement, executed and delivered by each Issuer (as defined therein), if any, that is not a Loan Party, (v) the Intellectual Property Security Agreement provided for in Section 5.10(c) of the Guarantee and Collateral Agreement, executed, delivered and acknowledged by the Loan Parties referred to therein and (vi) the Intercreditor Confirmation Letter, executed and delivered by the trustee under the Senior Secured Note Indenture, the Note Collateral Agent, the Administrative Agent and the Borrower and Subsidiary Guarantors.

         (b) CLOSING CERTIFICATE OF THE BORROWER. The Administrative Agent shall have received (i) a certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower dated the Closing Date, substantially in the form of Exhibit K with appropriate insertions and attachments including the certificate of incorporation of the Borrower certified by the relevant authority of the jurisdiction of organization of the Borrower, and (ii) a long form good standing certificate for the Borrower from its jurisdiction of organization.

         (c) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries as at December 31, 2004 and December 31, 2003 and for the fiscal years then ended, (iii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries as at the last day of the most recent fiscal quarter of the Borrower and each month thereafter for which financial statements are available, and (iv) the Borrower's Projections on a quarterly basis through December 31, 2006.

         (d) FEES. The Administrative Agent shall have received confirmation reasonably satisfactory to it that all fees required to be paid and all invoiced expense reimbursements payable by any Group Member for account of any of the Agents or Lenders on or before the Closing Date will be paid concurrently with the funding of Revolving Loans on the Closing Date.

         (e) CLOSING CERTIFICATE OF THE GUARANTORS, CERTIFICATE OF INCORPORATION; GOOD STANDING. The Administrative Agent shall have received (i) a certificate of each Guarantor, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments including the certificate of incorporation of each Guarantor that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Guarantor from its jurisdiction of organization.

         (f) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

               (i) the legal opinion of Debevoise & Plimpton LLP, special New York counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

               (ii) the legal opinion of Shawn A. Smith, Esq., Vice President, General Counsel and Secretary of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2;

               (iii) the legal opinion of Richards, Layton and Finger PA, special Delaware counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-3; and

               (iv) the legal opinion of Biberstein & Nunalee, LLP, special North Carolina counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-4.

         (g) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. The Administrative Agent shall have received (i) all certificates (if any) representing shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power or equivalent for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

         (h) MORTGAGES, ETC.

               (i) The Administrative Agent shall have received a Mortgage with respect to each Mortgaged Property, executed and delivered by a duly authorized officer of each party thereto.

               (ii) If requested by the Administrative Agent, the Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has obtained (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and
         (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (B) confirmation that the Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board.

         (i) SOLVENCY CERTIFICATE. The Administrative Agent shall have received and shall be reasonably satisfied with a solvency certificate of the chief financial officer of the Loan Parties substantially in the form of Exhibit J.

         (j) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3(b) of the Guarantee and Collateral Agreement.

         (k) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate setting forth the Borrowing Base as of a date no earlier than 30 days prior to the Closing Date and certifying that Excess Availability will be at least $15,000,000 after giving effect to the aggregate Revolving Extensions of Credit requested by the Borrower to be provided on the Closing Date.

         (l) REFINANCING. The Administrative Agent shall have received a reasonably satisfactory letter from the administrative agent under the Borrower's existing Credit Agreement dated as of October 28, 2005 relating to the termination of the credit facilities thereunder, the amount required to repay in full all outstanding obligations thereunder (the "PAYOFF AMOUNT") and the release of all Liens securing such obligations.

         (m) FIELD EXAMINATION; INVENTORY APPRAISAL. The Administrative Agent or its designee shall have conducted a field examination of the accounts receivable, inventory and related working capital matters and financial information of the Borrower and its subsidiaries and of the related data processing and other systems and shall have received a satisfactory full appraisal of the inventory of the Borrower and its Subsidiary Guarantors completed to commercially reasonable standards consistent with the usual practice of asset-based lenders for collateral appraisals supporting liquidation-value loans on such inventory by an independent appraiser selected by the Administrative Agent and reasonably satisfactory to the Borrower, setting forth in a form and in detail reasonably satisfactory to the Administrative Agent such appraiser's determination of the Net Recovery Liquidation Rate.

         (n) The Administrative Agent shall have received all documentation and other information requested by it on behalf of itself or any Lender to satisfy the requirements of bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

         (o) MISCELLANEOUS. The Administrative Agent shall have received such other documents, agreements, certificates and information as it, the Arranger or the Required Lenders may reasonably request.

         5.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit (including any issuance of a Letter of Credit or any extension thereof) requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

         (a) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

         (c) AVAILABILITY. After giving effect to such extension of credit and any substantially concurrent application of the proceeds thereof to pay Loans or Reimbursement Obligations, the aggregate outstanding Revolving Extensions of Credit shall not exceed the lesser of (i) the then amount of the Revolving Commitments and (ii) the amount certified by the Borrower, in the Borrowing Base Certificate then most recently delivered to the Administrative Agent, as constituting the amount of the Borrowing Base (adjusted to give effect to any changes in Reserves that thereafter became effective).

Each borrowing by and issuance (or extension) of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

         6.1. FINANCIAL STATEMENTS. Furnish to the Administrative Agent and each
Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year and the current year budget, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and the current year budget, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

         (c) as soon as available, but in any event not later than 30 days after the end of each month (other than a month that ends a fiscal quarter), monthly financial statements in form substantially similar to those delivered to the Lenders prior to the date of this Agreement and otherwise reasonably satisfactory to the Administrative Agent in form.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Notwithstanding the foregoing such financial statements may be delivered in the form and with the accompanying certifications required by applicable Requirements of Law for filing Forms 10-K and Forms 10-Q with the SEC.

         6.2. CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent and each Lender (or, in the case of clause (i), to the relevant Lender):

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a letter (if permitted by GAAP and in the form permitted by GAAP at the time) from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, in each case except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations reasonably necessary for determining compliance by each Group Member with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and, if applicable, for determining the Applicable Margins and Commitment Fee Rate, and (y) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and, concurrently with the delivery of any financial statements pursuant to Section 6.1(a) only, a listing of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

         (c) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto) (collectively, the "PROJECTIONS"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

         (d) if the Borrower is not then a reporting company under the Securities Exchange Act of 1934, as amended, within 45 days after the end of each fiscal quarter of the Borrower (90 days, in the case of the fourth fiscal quarter of any Fiscal Year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

         (e) no later than five Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to either Indenture;

         (f) within five Business Days after the same are sent, copies of all financial statements and reports that Holdings, any Parent or the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five Business Days after the same are filed, copies of all financial statements and reports that Holdings or the Borrower may make to, or file with, the SEC;

         (g) as soon as possible and in any event within 10 days of obtaining knowledge thereof: (i) notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect or liability in excess of the Material Environmental Amount; and (ii) any notice that any Governmental Authority may deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit or any other material Permit held by the Borrower or condition approval of any such material Permit on terms and conditions that are materially burdensome to Holdings, the Borrower or any of its Subsidiaries, or to the operation of any of its businesses or any property owned, leased or otherwise operated by such Person; in each case, that would reasonably be expected to result in a Material Adverse Effect or liability in excess of the Material Environmental Amount;

         (h) within 15 days after the last day of each month, a Borrowing Base Certificate certifying the amount of the Borrowing Base as of such day of the immediately preceding month; and in addition, at any other time when the Administrative Agent reasonably believes that the then existing Borrowing Base Certificate is or has become materially inaccurate or that any Default is continuing, or at any other such times as the Administrative Agent may reasonably request, within five days after any request therefor by the Administrative Agent (without any restriction as to the number or frequency of such requests), or at any time at the election of the Borrower, a Borrowing Base Certificate certifying the amount of the Borrowing Base as of the date of such request, together with (as promptly as practicable) such supporting schedules, information and additional reports as the Administrative Agent may reasonably request; and

         (i) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

         6.3. PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the relevant Group Member or where failure to pay, discharge or otherwise satisfy such material obligations, in the aggregate, has not had and would not reasonably be expected to result in a Material Adverse Effect.

         6.4. MAINTENANCE OF EXISTENCE; COMPLIANCE.

         (a) Preserve, renew and keep in full force and effect its organizational existence (except in case of an Immaterial Subsidiary) and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of maintenance of rights, privileges and franchises, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

         (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5. MAINTENANCE OF PROPERTY; INSURANCE.

         (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

         (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

         6.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities.

         (b) Permit, upon reasonable prior notice, representatives of any Agent or Lender (i) to visit, appraise and inspect any of its properties and audit, verify, examine and make abstracts from any of its books and records (including periodic field examinations and inventory appraisals) at such reasonable times and upon reasonable intervals; PROVIDED that no more than two field examinations and two appraisals per year will be conducted at the expense of Borrower; PROVIDED FURTHER; that there shall be no limitation on the number or frequency of field examinations and appraisals if an Event of Default shall have occurred and be continuing and (ii) to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants at such reasonable times and upon reasonable intervals, in each case as any Agent or Lender may reasonably request.

         6.7. NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

         (a) the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

         (c) any litigation or proceeding affecting any Group Member (i) which, if determined adversely to such Group Member (after taking into account any available insurance coverage), would have or would reasonably be expected to have a Material Adverse Effect, (ii) in which injunctive or other temporary or specific relief is sought which, if granted, would reasonably be expected to have a Material Adverse Effect or (iii) which relates to any Loan Document;

         (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, the incurrence of an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) with respect to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

         (e) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

         Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, Holdings, the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8. ENVIRONMENTAL LAWS.

         (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and Environmental Permits, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case except for any such non-compliance or failure to obtain, individually or in the aggregate, would not be expected to result in a Material Adverse Effect.

         (b) Unless being contested in good faith, conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

         6.9. INTEREST RATE PROTECTION. In the case of the Borrower, within 120 days after the Closing Date, enter into, and thereafter maintain, Hedge Agreements to the extent necessary to provide that at least 45% of the aggregate principal amount of the outstanding Funded Debt of the Group Members is subject to either a fixed interest rate or interest rate protection for a period of not less than two years, which Hedge Agreements shall have terms and conditions reasonably satisfactory to the Administrative Agent.

         6.10. ADDITIONAL COLLATERAL, ETC.(a) (a) With respect to any property acquired after the Closing Date by the Borrower or any Subsidiary Guarantor as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien (except as expressly set forth in the applicable Security Document), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a (except as expressly set forth in the applicable Security Document) a perfected security interest with the Required Priority in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

         (b) With respect to any fee interest in any real property having a value of at least $3,000,000 acquired after the Closing Date by the Borrower or any Subsidiary Guarantor promptly (i) execute, acknowledge and deliver a Mortgage in favor of the Administrative Agent, for the benefit of the Lenders with the Required Priority, in an amount no greater than 125% of the purchase price if the property is located in a state with mortgage recording tax covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and
(iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any new Subsidiary (other than a Foreign Subsidiary) created or acquired after the Closing Date by any Group Member (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be a Foreign Subsidiary or an Immaterial Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected security interest with the Required Priority in all Capital Stock of such new Subsidiary owned by any Group Member, (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions reasonably necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Lenders a (to the extent provided in the Guarantee and Collateral Agreement) perfected security interest with the Required Priority in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) The Borrower will not issue or sell any of its Capital Stock (i) to any Person other than Holdings, (ii) unless such Capital Stock is issued subject to the security interest granted by the Guarantee and Collateral Agreement or
(iii) in any form except as a certificated security delivered at or substantially concurrent with issuance to the Administrative Agent and pledged pursuant to the Guarantee and Collateral Agreement.

         (e) With respect to any new Foreign Subsidiary created or acquired after the Closing Date by any Group Member (other than by any Group Member that is a Foreign Subsidiary), promptly (i) execute and deliver to the Administrative Agent such amendments or supplements to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a (except as expressly set forth in the Guarantee and Collateral Agreement) perfected security interest with the Required Priority in the Capital Stock of such new Subsidiary owned by any such Group Member (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such new Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated stock powers or equivalents, in blank, executed and delivered by a duly authorized officer of the relevant Group Member, as the case may be, and take such other action as may be reasonably necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Administrative Agent's security interest therein, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         6.11. USE OF PROCEEDS. Use the proceeds of the Loans only for the purposes specified in Section 4.16.

         6.12. FURTHER ASSURANCES. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of perfecting or renewing with the Required Priority the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording qualification or authorization of any Governmental Authority, the Borrower will, if reasonably requested by the Administrative Agent, use commercially reasonable efforts to execute and deliver, or to cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lenders may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

         6.13. CASH MANAGEMENT OBLIGATIONS; CONTROL AGREEMENTS.

         (a) The Borrower and each Subsidiary Guarantor will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business.

         (b) To the extent requested by the Administrative Agent, the Borrower will use and cause its Subsidiaries to use commercially reasonable efforts to obtain an agreement (a "COLLATERAL ACCESS AGREEMENT") from the lessor of leased property, mortgagee of owned property or bailee or consignee with respect to any existing or future warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall provide access rights, contain a waiver or subordination of all Liens or claims that the landlord, mortgagee, bailee or consignee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Administrative Agent. If the Administrative Agent has not received a Collateral Access Agreement within 30 days after the Closing Date (as to existing locations) or as of the date such location is acquired or leased (as to future locations), the Loan Parties' inventory at that location may be subject to such Reserves as may be established by the Administrative Agent.

         (c) The Borrower and each Subsidiary Guarantor will provide to the Administrative Agent, upon the Administrative Agent's request, a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a deposit account of such party as set forth in the Guarantee and Collateral Agreement; PROVIDED, that the Administrative Agent may, in its discretion, defer delivery of any such Deposit Account Control Agreement, establish a Reserve with respect to any deposit account for which the Administrative Agent has not received such Deposit Account Control Agreement, and require such party to open and maintain a new deposit account with a financial institution subject to a Deposit Account Control Agreement.

         (d) Prior to the Closing Date or such later date as the Administrative Agent may reasonably agree:

               (i) the Borrower and each Subsidiary Guarantor shall (A) execute and deliver to the Administrative Agent a Deposit Account Control Agreements for each deposit account or securities account maintained by any of them into which cash, checks or other similar payments relating to or constituting payments made in respect of Receivables are deposited (a "COLLATERAL DEPOSIT ACCOUNT") and (B) to the extent requested by the Administrative Agent, establish lock box service (the "LOCK BOXES") with the banks maintaining Collateral Deposit Accounts, which lock boxes shall be subject to irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent and shall be accompanied by an acknowledgment by the bank where the Lock Box is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to the Collection Account (a "LOCK BOX AGREEMENT"). After the Closing Date, the Borrower and each Subsidiary Guarantor will comply with the terms of Section 6.13(e).

               (ii) Each of the Borrower and Subsidiary Guarantors shall direct all of its Account Debtors to forward payments directly to Lock Boxes subject to Lock Box Agreements. The Administrative Agent shall have sole access to the Lock Boxes at all times and each of the Borrower and the Subsidiary Guarantors shall take all actions necessary to grant the Administrative Agent such sole access. At no time shall the Borrower or any Subsidiary Guarantor remove any item from the Lock Box or from a Collateral Deposit Account without the Administrative Agent's prior written consent. If the Borrower or any Subsidiary Guarantor should refuse or neglect to notify any Account Debtor to forward payments directly to a Lock Box subject to a Lock Box Agreement after notice from the Administrative Agent, the Administrative Agent shall be entitled to make such notification directly to Account Debtor. If notwithstanding the foregoing instructions, the Borrower or any Subsidiary Guarantor receives any proceeds of any Receivables, such party shall receive such payments as the Administrative Agent's trustee, and shall immediately deposit all cash, checks or other similar payments related to or constituting payments made in respect of Receivables received by it to a Collateral Deposit Account. All funds deposited into any Lock Box subject to a Lock Box Agreement or a Collateral Deposit Account will be swept on a daily basis into a collection account maintained by the Borrower with the Administrative Agent (the "COLLECTION ACCOUNT"). The Administrative Agent shall hold and apply funds received into the Collection Account as provided by the terms of Section 6.13(f).

         (e) Before opening or replacing any Collateral Deposit Account or establishing a new Lock Box, the Borrower and Subsidiary Guarantors shall (i) obtain the Administrative Agent's consent in writing to the opening of such Deposit Account or Lock Box, and (ii) cause each bank or financial institution in which it seeks to open (x) a Collateral Deposit Account, to enter into a Deposit Account Control Agreement with the Administrative Agent in order to give the Administrative Agent control of such Deposit Account or (y) a Lock Box, to enter into a Lock Box Agreement with the Administrative Agent in order to give the Administrative Agent control of the Lock Box.

         (f) The Borrower will have the right to require that collections which are received into the Collection Account be released from the Collection Account and deposited into the Borrower's Funding Account (rather than being used to reduce amounts owing under this Agreement) on any Business Day that (i) is not a day on which any Event of Default has occurred and is continuing and (ii) is not a day in any period (a "CASH DOMINION PERIOD") that begins whenever Excess Availability is less than the greater of (x) $8,500,000 and (y) 10% of the aggregate Revolving Commitments and continues at all times thereafter until the day on which Excess Availability has been at least equal to $11,500,000, multiplied by the Increase Allowance, on each day for a period of 60 consecutive days. At any time when any Event of Default has occurred and is continuing and (even if no Event of Default is continuing) during any Cash Dominion Period, the Administrative Agent will have the unconditional right (but not the duty) to treat amounts deposited in the Collection Account and received by the Administrative Agent as a payment made for application to the payment of the principal of or interest on outstanding Loans or Reimbursement Obligations or other Obligations then payable or to fund deposits to a Cash Collateral Account not exceeding the aggregate outstanding L/C Obligations and to apply such amounts to such payments when credited in immediately available funds to the Collection Account. Neither the Borrower nor any Subsidiary Guarantor shall have any control whatsoever over any deposit in a Cash Collateral Account. The balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Administrative Agent into the Funding Account.



                         SECTION 7. NEGATIVE COVENANTS

         Holdings and the Borrower hereby jointly and severally agree that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1. FINANCIAL CONDITION COVENANT. Permit the Consolidated Fixed Charge Coverage Ratio determined as of the last day of any fiscal quarter of the Borrower for the period of four consecutive fiscal quarters then ended, commencing on December 31, 2005, to be less than 1:1; PROVIDED, that compliance with the covenant set forth in this Section 7.1 will be required only if, and on each occasion when, Excess Availability is less than $10,000,000, multiplied by the Increase Allowance, on any day after the Closing Date and thereafter will be required until Excess Availability has been at least $10,000,000, multiplied by the Increase Allowance, on each day for a period of 30 consecutive days.

         7.2. INDEBTEDNESS. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

         (a) Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness (i) of the Borrower to any Subsidiary, (ii) of any Wholly Owned Subsidiary Guarantor to the Borrower or any other Subsidiary, (iii) of any Foreign Subsidiary to any Foreign Subsidiary and (iv) subject to Section 7.8(j), of any Foreign Subsidiary to the Borrower or any Wholly Owned Subsidiary Guarantor;

         (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower, any Wholly Owned Subsidiary Guarantor and, subject to Section 7.8(j), of any Foreign Subsidiary; and Guarantee Obligations incurred by any Foreign Subsidiary of obligations of any other Foreign Subsidiary;

         (d) Indebtedness outstanding on the date hereof and listed on Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without increasing, or shortening the maturity of, the principal amount thereof);

         (e) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding;

         (f) Indebtedness of the Borrower in respect of (i) the Senior Secured Notes in an aggregate principal amount not to exceed $185,000,000, and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness, and
(ii) the Senior Subordinated Notes in an aggregate principal amount not to exceed $225,000,000, and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness subordinated to the same extent as the obligations of the Borrower in respect of the Senior Subordinated Notes;

         (g) Hedge Agreements required under Section 6.9 or permitted under
Section 7.12;

         (h) Indebtedness of Foreign Subsidiaries, and guarantees thereof by Foreign Subsidiaries, incurred solely for working capital purposes in an aggregate principal amount not to exceed $20,000,000 outstanding at any time;

         (i) unsecured Indebtedness of the Borrower in respect of Management Advances in an aggregate principal amount not to exceed $2,000,000 incurred in any fiscal year;

         (j) guarantees of Indebtedness of directors, officers and employees of Holdings or any of its Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes, if the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of Investments then outstanding under Section 7.8(f), shall not at any time exceed $2,500,000;

         (k) Indebtedness of a Subsidiary of the Borrower acquired in a Permitted Acquisition and outstanding at the time of such Permitted Acquisition, Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness, and refinancings, renewals or extensions of any such Indebtedness that do not increase the outstanding principal amount or change the obligor in respect thereof, if (i) such Indebtedness was not incurred in connection with, or anticipation or contemplation of such Permitted Acquisition and (ii) the aggregate principal amount of such Indebtedness, refinancings, renewals and extensions does not at any time exceed $15,000,000;

         (l) unsecured Indebtedness of the Borrower (which may be guaranteed on a subordinated basis by any or all Subsidiary Guarantors), in an aggregate outstanding principal amount not to exceed $10,000,000 at any time, incurred to pay the purchase consideration of a Permitted Acquisition and subordinated to the Obligations upon terms and conditions at least as favorable to the Lenders as the Senior Subordinated Notes (and guarantees thereof) or, at the request of the Borrower, such other subordination terms and conditions as may be reasonably acceptable to the Administrative Agent;

         (m) guarantees of Indebtedness of a Person which is not a Subsidiary of the Borrower and in which the Borrower or a Subsidiary made an investment permitted by Section 7.8(m) or preferred Capital Stock of a Foreign Subsidiary which such Foreign Subsidiary is obligated to purchase, redeem, retire or otherwise acquire, if the aggregate outstanding principal amount so guaranteed and the aggregate outstanding redemption value of such Capital Stock, when added to (i) unreimbursed payments theretofore made in respect of such guarantees and
(ii) Investments then outstanding under Section 7.8(m), does not at any time exceed $10,000,000; and

         (n) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $20,000,000 at any one time outstanding.

         7.3. LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes, assessments or government charges not yet due or that are being contested in good faith by appropriate proceedings, PROVIDED that reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f) Liens created pursuant to the Loan Documents;

         (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets or within 90 days thereafter and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

         (h) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased and other statutory and common law landlords' liens under leases;

         (i) Liens in existence on the date hereof listed on Schedule 7.3(i), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of the aggregate obligations, if any, secured by any such Lien are not increased;

         (j) attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 8;

         (k) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, if (i) any Indebtedness that is secured by such Liens is permitted by Section 7.2(k), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and Liens on such property or assets securing refinancings, renewals and extensions of such Indebtedness permitted under Section 7.2(k);

         (l) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted pursuant to Section 7.2(h);

         (m) Liens on property subject to sale-leaseback transactions to the extent such Sale-Leaseback Transactions are permitted by Section 7.11;

         (n) Licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

         (o) any encumbrances or restrictions (including put and call agreements) with respect to the Capital Stock of any joint venture agreed to by the holders of such Capital Stock;

         (p) Liens securing the Senior Secured Notes, if such Liens (i) are subject to the Secured Note Intercreditor Agreement and (ii) attach only to property that also is subject to enforceable perfected Liens securing the Obligations with the Required Priority; and

         (q) Liens not otherwise permitted by this Section so long as neither
(i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $500,000 at any one time.

         7.4. FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

         (a) any Subsidiary of the Borrower may be merged or consolidated (i) with or into the Borrower if the Borrower is the continuing or surviving corporation, (ii) with or into any Wholly Owned Subsidiary Guarantor if the Wholly Owned Subsidiary Guarantor is the continuing or surviving corporation or
(iii) subject to Section 7.8(j), with or into any Foreign Subsidiary; and any Foreign Subsidiary may be merged or consolidated with or into any other Foreign Subsidiary; and

         (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation, winding up, dissolution or otherwise) as permitted by Section 7.5, or to the Borrower or any Wholly Owned Subsidiary Guarantor or, subject to Section 7.8(j), any Foreign Subsidiary; and any Foreign Subsidiary may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Subsidiary.

         7.5. DISPOSITION OF PROPERTY. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition in the ordinary course of business of property that is obsolete, damaged, worn-out or no longer used or useful in the conduct of business;

         (b) the sale of inventory or the licensing of intellectual property in the ordinary course of business and other sales of excess or surplus inventory;

         (c) Dispositions permitted by Section 7.4(b);

         (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary Guarantor; and the sale or issuance of any Foreign Subsidiary's Capital Stock to any other Foreign Subsidiary;

         (e) sale-leaseback transactions permitted by Section 7.11;

         (f) sales, transfers or dispositions by the Borrower or any of its Subsidiaries of non-strategic assets purchased as part of a Permitted Acquisition, so long as (i) no Default then exists or would result therefrom,
(ii) the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower), (iii) the aggregate proceeds received by the Borrower or such Subsidiary from all such sales, transfers or dispositions relating to a given Permitted Acquisition shall not exceed 40% of the aggregate consideration paid for such Permitted Acquisition, and (iv) such non-strategic assets are sold, transferred or disposed of on or prior to the first anniversary of the respective Permitted Acquisition;

         (g) the Disposition of the assets identified on Schedule 7.5(g); and

         (h) the Disposition of other property having a fair market value not to exceed $10,000,000 in the aggregate for any fiscal year of the Borrower if the consideration received from such Disposition is no less than fair market value of such assets (as determined in good faith by the Borrower).

         7.6. RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Holdings, the Borrower or any Subsidiary (collectively, "RESTRICTED PAYMENTS"), except that:

         (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary Guarantor; and any Foreign Subsidiary may make Restricted Payments to another Foreign Subsidiary;

         (b) so long as no Event of Default has occurred and be continuing or would result therefrom, the Borrower may pay dividends or make loans or advances to Holdings or any Parent to permit Holdings or such Parent to (i) purchase Holdings' or such Parent's Capital Stock from present or former officers, directors or employees of any Group Member upon the death, disability, retirement or termination of employment or service of such officer, director or employee or otherwise under any stock option or employee stock ownership plan approved by the board of directors of Holdings or any Parent, in an aggregate amount (net of any proceeds received by Holdings or any Parent and contributed to the Borrower in connection with resales of any Capital Stock so purchased) not exceeding $2,500,000 in any fiscal year and (ii) pay management fees and expense reimbursements expressly permitted by Section 7.10; and

         (c) the Borrower may pay dividends or make loans and advances to Holdings or any Parent to permit Holdings or any Parent to (i) pay corporate overhead expenses incurred in the ordinary course of business in an aggregate amount not exceeding $1,000,000 in any fiscal year; (ii) pay (A) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holdings or any Parent), required to be paid by Holdings or any Parent by virtue of its being incorporated or otherwise organized or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Borrower, any of its Subsidiaries or any Parent or Holdings), or being a holding company parent of the Borrower or receiving dividends from or other distributions in respect of the Capital Stock of the Borrower, or having guaranteed any obligations of the Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Borrower is permitted to make payments to Holdings or any Parent pursuant to the other clauses of this Section 7.6, or (B) for so long as the Borrower is a member of a group filing a consolidated, combined or unitary tax return with Holdings or any Parent, amounts not to exceed the amount of the relevant tax (including any penalties and interest) that the Borrower would owe if the Borrower were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) that would be available to the Borrower (and any such Subsidiaries) from other taxable years if the Borrower were filing a separate tax return (or a separate consolidated or combined return with any such Subsidiaries); (iii) to pay expenses incurred by Holdings or any Parent in connection with offerings, registrations, or exchange listings of equity securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to the Borrower, or (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings or any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Subsidiary of the Borrower out of the proceeds of such offering promptly if such offering is completed; (iv) to pay audit costs and any costs (including all professional fees and expenses) incurred by Holdings or any Parent in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder; and (v) to pay (A) obligations of Holdings or any Parent under or in respect of director and officer insurance policies or indemnification obligations to directors or officers, or (B) to pay fees and perform its other obligations pursuant to the terms of the Management Agreements so long as no Default under Section 8(a) or 8(g) has occurred and is continuing.

         7.7. CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries (other than any Immaterial Subsidiary) in the ordinary course of business not exceeding (a) $23,000,000 in each fiscal year ending December 31, 2005 and December 31, 2006 and (b) 30,000,000 in any fiscal year thereafter; PROVIDED, that (i) up to 100% of any amount permitted but not expended in any fiscal year may be carried over for expenditure in the next succeeding fiscal year (it being understood that no portion of such carried over amount for any fiscal year may be used until the entire amount of permitted Capital Expenditures for such fiscal year has been used for Capital Expenditures), and (ii) Capital Expenditures that are made with the proceeds of any asset sales, Recovery Events or common equity contributions received by the Borrower from equity issuances by Holdings will not be subject to the foregoing restriction.

         7.8. INVESTMENTS. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "INVESTMENTS"), except:

         (a) extensions of trade credit in the ordinary course of business;

         (b) Investments in Cash Equivalents;

         (c) Guarantee Obligations permitted by Section 7.2;

         (d) Guarantee Obligations to insurers required in connection with worker's compensation and other insurance coverage arranged in the ordinary course of business;

         (e) Investments held by the Borrower or any Subsidiary on the Closing Date and described on Schedule 7.8(e);

         (f) loans and advances to employees of any Group Member of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $2,500,000 at any one time outstanding;

         (g) non-cash consideration received in any Disposition permitted by
Section 7.5;

         (h) a Permitted Acquisition of Capital Stock of a Person that becomes a Domestic Subsidiary and a Subsidiary Guarantor;

         (i) Investments by any Group Member in the Borrower or any Person that, prior to such Investment, is a Wholly Owned Subsidiary Guarantor;

         (j) Investments in Foreign Subsidiaries (including Permitted Acquisitions of Persons which become Foreign Subsidiaries, incurrence of Guarantee Obligations with respect to obligations of Foreign Subsidiaries, loans made to Foreign Subsidiaries and Investments resulting from mergers with or sales of assets to any such Foreign Subsidiaries) so long as the aggregate amount of all such Investments by the Borrower or any of its Subsidiaries (except Investments by a Foreign Subsidiary in a Person that prior to such Investment is a Foreign Subsidiary) net of cash repayments and sale proceeds in the case of Investments in the form of Indebtedness and cash equity returns received as a distribution or dividend or by redemption or sale, when added to all Investments permitted by Section 7.8(p) that would have been permitted to be classified as investments permitted this by Section 7.8(j), does not exceed $25,000,000 at any time outstanding;

         (k) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

         (l) Hedge Agreements to the extent permitted under Section 7.12;

         (m) Investments in any Person which is not a Subsidiary and in which the Borrower or its Subsidiaries own or acquire Capital Stock in connection with any joint venture or similar arrangement in an aggregate amount not to exceed, net of cash repayments and sale proceeds in the case of Investments in the form of Indebtedness and cash equity returns received as a distribution or dividend or by redemption or sale, that, when added to all other amounts counted as set forth in Section 7.2(m), does not exceed $10,000,000 at any time outstanding;

         (n) Investments by any Foreign Subsidiary in any other Foreign Subsidiary;

         (o) transactions permitted by Section 7.4; and

         (p) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount, net of cash repayments and sale proceeds in the case of Investments in the form of Indebtedness and cash equity returns received as a distribution or dividend or by redemption or sale, not exceeding $10,000,000 at any time outstanding;

PROVIDED, that any investment described in clauses (j), (m) and (p) above will be permitted only if, after giving effect to such investment and the payment of all fees, costs and other amounts payable as a current liability in connection therewith, Excess Availability would be greater than 25% of the aggregate Revolving Commitments.

         7.9. OPTIONAL PAYMENTS AND MODIFICATIONS OF CERTAIN DEBT INSTRUMENTS.

         (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Secured Notes or Senior Subordinated Notes at any time when (i) any Default exists or would result after giving effect thereto, (ii) Excess Availability is less than $40,000,000 or
(iii) Excess Availability would be less than $40,000,000 after giving effect thereto.

         (b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Indentures, Senior Secured Notes or Senior Subordinated Notes (i) which amends, supplements, waives, or otherwise modifies the lien or debt subordination provisions applicable thereto, (ii) except as permitted by Section 7.2(f) (in the case of an increase in principal amount), which shortens the fixed maturity or increases the principal amount of, or increases the rate or shortens the time of payment of interest on, or increases the amount or shortens the time of payment of any principal or premium payable whether at maturity, at a date fixed for prepayment or by acceleration or otherwise of the Indebtedness under any Indenture or increases the amount of, or accelerates the time of payment of, any fees or other amounts payable in connection therewith; (iii) which adds or relates to any material affirmative or negative covenants or any events of default or remedies thereunder and the effect of which is to subject the Borrower or any of its Subsidiaries to any more onerous or more restrictive provisions; or (iv) which otherwise adversely affects the interests of the Lenders with respect to the Senior Secured Notes or Senior Subordinated Notes or the interests of the Lenders under this Agreement or any other Loan Document in any material respect; PROVIDED that the foregoing does not restrict the execution, delivery and performance of (A) a supplemental indenture to the extent the amendment, modification or change effected pursuant thereto relates solely to the addition of a "Subsidiary Guarantor" (as defined in any Indenture) and related matters, pursuant to the terms of such Indenture and the consummation of exchange offers in which "Exchange Notes" (as defined in the applicable Indenture) are issued or (B) any amendment, modification or change effected to the security documents securing the Senior Secured Notes (x) for the purpose of adding additional beneficiaries to the collateral described therein, adding to or releasing such collateral or adding or releasing grantors thereunder or (y) which does not have an adverse impact on any Lender.

         (c) Designate any Indebtedness (other than the Obligations and the obligations under the Senior Secured Note Indenture) as "Designated Senior Indebtedness" (or any other defined term having a similar purpose) for the purposes of the Senior Subordinated Note Indenture.

         7.10. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Holdings, the Borrower or any Wholly Owned Subsidiary) unless such transaction is (i) otherwise permitted under this Agreement, (ii) in the ordinary course of business of the relevant Group Member and (iii) upon fair and reasonable terms not materially less favorable to the relevant Group Member, than it would obtain in an arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower and its Subsidiaries may do the following:

         (a) Restricted Payments may be made to the extent permitted by Section 7.6;

         (b) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 7.2, 7.4, 7.5 and 7.8;

         (c) customary fees and indemnifications may be paid to directors of any Parent, Holdings, the Borrower and its Subsidiaries;

         (d) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of any Parent, Holdings, the Borrower and its Subsidiaries in the ordinary course of business;

         (e) the Borrower and its Subsidiaries may pay fees to the Sponsor pursuant to the terms of the Managements Agreements so long as no Default under
Section 8(a) or (g) has occurred and is continuing and may perform their other obligations under the Management Agreements; and

         (f) the execution, delivery and performance of a tax sharing agreement with respect to any of the charges, taxes or assessments described in clause (B) of Section 7.6(c)(ii), to the extent that payments in connection with such tax sharing agreement are permitted by Section 7.6(c)(ii).

         7.11. SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, except for a sale of real or personal property made for cash consideration in an amount not less than the cost of such real or personal property and consummated within 90 days after the Borrower or any Subsidiary acquires or completes the construction of such property.

         7.12. HEDGE AGREEMENTS. Enter into any Hedge Agreement, except (a) Hedge Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Capital Stock or the Senior Subordinated Notes) and (b) Hedge Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

         7.13. CHANGES IN FISCAL PERIODS. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

         7.14. NEGATIVE PLEDGE CLAUSES. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) the Indentures and the Note Lien Documents referred to therein, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby, if the prohibition or limitation therein is only effective against the assets financed thereby, and
(d) agreements for the benefit of the holders of Liens described in Section 7.3
(k), (l), or (m) and applicable solely to the property subject to such Lien.

         7.15. CLAUSES RESTRICTING SUBSIDIARY DISTRIBUTIONS. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date (including the Indentures and the Note Lien Documents referred to therein), (iii) any encumbrance or restriction with respect to a Subsidiary or any of its Subsidiaries pursuant to an agreement relating to any Indebtedness incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by the Borrower (other than Indebtedness incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Subsidiary was acquired by the Borrower) and outstanding on such date, which encumbrance or restriction is not applicable to the Borrower or its Subsidiaries, or the properties or assets of the Borrower or its Subsidiaries, other than the Subsidiary, or the property or assets of the Subsidiary, so acquired, or any Subsidiary thereof or the property or assets of any such Subsidiary, (iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clause (i), (ii) or
(iii) of this covenant or this clause (iv); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not materially less favorable taken as a whole, as determined by the Borrower in good faith, to the Lenders than the encumbrances and restrictions contained in such predecessor agreement, (v) with respect to clause
(c), any encumbrance or restriction (A) that restricts the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business or (B) contained in security agreements securing Indebtedness of a Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security AGREEMENTS, (vi) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (vii) any encumbrances or restrictions applicable solely to a Foreign Subsidiary and contained in any credit facility extended to any Foreign Subsidiary; (viii) restrictions in the transfers of assets pursuant to a Lien permitted by Section 7.3, (ix) any encumbrance or restriction arising under or in connection with any agreement or instrument relating to any Indebtedness permitted by Section 7.2(m) if (A) either (x) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such agreement or instrument or (y) the Borrower in good faith determines that such encumbrance or restriction will not cause the Borrower not to have the funds necessary to pay the Obligations when due and (B) the encumbrance or restriction is not materially more disadvantageous to the Lenders than is customary in comparable financings (as determined in good faith by the Borrower) and (x) any encumbrance or restriction arising under or in connection with any agreement or instrument governing Capital Stock of any Person other than a Wholly Owned Subsidiary that is acquired after the Closing Date.

         7.16. LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto or are reasonable extensions thereof.

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

         (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

         (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

         (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Holdings and the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

         (d) the Borrower shall fail to deliver a Borrowing Base Certificate when and as required by Section 6.2(h), and such failure shall continue for five Business Days; or

         (e) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (d) of this Section 8) and such default shall continue unremedied for a period of 30 days after written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

         (f) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; PROVIDED, that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $7,500,000; or

         (g) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
(iv)any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
(i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (h) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate in a distress termination under Section 4041(c) of ERISA or in an involuntary termination by the PBGC under Section 4042 of ERISA, (v) any Group Member or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i), (iii), (iv), (v) and
(vi) above, such event or condition, together with all other such events or conditions, if any, would, in the aggregate, reasonably be expected to have a Material Adverse Effect; or

         (i) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

         (j) any of the Security Documents shall cease, for any reason other than as set forth in Section 10.14, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable or (except as expressly set forth therein) perfected with the Required Priority as to any property of the Credit Parties having an aggregate value exceeding $1,000,000; or

         (k) the guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or

         (l) (i) at any time prior to the initial registered public offering of voting Capital Stock of Holdings or any Parent, the Permitted Investors shall in the aggregate be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (x) so long as Holdings is a Subsidiary of any Parent (other than a Parent that is a Subsidiary of another Parent), shares of voting Capital Stock having less than a majority of the total voting power of all outstanding shares of such Parent or (y) if Holdings is not a Subsidiary of any Parent, shares of voting Capital Stock having less than a majority of the total voting power of all outstanding shares of voting Capital Stock of Holdings, (ii) at any time on and after the date of the initial registered public offering of voting Capital Stock of Holdings or any Parent, (x) the Permitted Investors shall in the aggregate be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of (A) so long as Holdings is a Subsidiary of any Parent (other than a Parent that is a Subsidiary of another Parent), shares of voting Capital Stock having less than 35% of the total voting power of all outstanding shares of such Parent or (B) if Holdings is not a Subsidiary of any Parent, shares of voting Capital Stock having less than 35% of the total voting power of all outstanding shares of voting Capital Stock of Holdings, and (y) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Investors, shall be the "beneficial owner" of (A) so long as Holdings is a Subsidiary of any Parent (other than a Parent that is a Subsidiary of another Parent), shares of voting Capital Stock having a greater amount of the voting power of all outstanding shares of voting Capital Stock of such Parent than such shares of which the Permitted Investors in the aggregate are the "beneficial owner" or (B) if Holdings is not a Subsidiary of any Parent, shares of voting Capital Stock having a greater amount of the voting power of all outstanding shares of the voting Capital Stock of Holdings than such shares of which the Permitted Investors in the aggregate are the "beneficial owner"; (iii) the board of directors of Holdings or any Parent shall cease to consist of a majority of Continuing Directors; (iv) Holdings shall cease to hold and own beneficially, of record and directly, and control 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created by the Guarantee and Collateral Agreement); or (v) a Specified Change of Control shall occur; or

         (m) Holdings shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its direct or indirect ownership of the Capital Stock of the Borrower and its Subsidiaries, PROVIDED that Holdings may engage in those activities that are incidental to (A) the maintenance of its corporate existence in compliance with applicable law, (B) legal, tax and accounting matters in connection with any of the foregoing or following activities, (C) the entering into, and performing its obligations under, this Agreement, the other

Loan Documents and the Management Agreements, in each case to which it is a party, (D) the issuance, sale or repurchase of its Capital Stock to the extent permitted under this Agreement, (E) dividends or distributions on its Capital Stock, (F) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws,
(G) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (H) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants,
(I) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of its Subsidiaries, (J) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable, (K) making loans to or other Investments in the Borrower or any Wholly-Owned Subsidiary Guarantor as and to the extent not prohibited by this Agreement, or
(ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to the Loan Documents to which it is a party and (C) obligations with respect to its Capital Stock, or (D) Indebtedness owed to the Borrower or any Wholly-Owned Subsidiary Guarantor as and to the extent not prohibited by this Agreement and (E) other liabilities and obligations not constituting Indebtedness permitted in clause (i) above; or

         (n) the Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of the Subsidiary Guarantors under the Guarantee and Collateral Agreement, as the case may be, as provided in the Senior Subordinated Note Indenture, or any Loan Party shall so assert in writing;

         (o) the provisions of the Secured Note Intercreditor Agreement shall not, for any reason, be valid, lawful and enforceable obligations of the trustee under the Senior Secured Note Indenture and holders of Senior Secured Notes, and such condition shall remain unremedied for a period of 30 days after written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or any Loan Party shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit Dollars to a Cash Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such Cash Collateral Account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                             SECTION 9. THE AGENTS

         9.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints each Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

         9.2. DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         9.3. EXCULPATORY PROVISIONS. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4. RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by

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such Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected against any action or claim by any Lender or affiliate thereof, in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5. NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7. INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8. AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9. SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign as Administrative Agent. If the Administrative Agent shall have given notice of its resignation as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(g) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, then the resigning Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         9.10. AGENTS GENERALLY. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

         9.11. AGENTS OTHER THAN THE ADMINISTRATIVE AGENT. No Agent other than the Administrative Agent shall, in its capacity as such, have any duties or responsibilities, or incur any liability, under this Agreement or any other Loan Document.

         9.12. WITHHOLDING TAX. To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

         9.13. SECURED NOTE INTERCREDITOR AGREEMENT. Each Agent and Lender hereby (a) irrevocably authorizes and directs the Administrative Agent to enter into the Secured Note Intercreditor Agreement and to assume and perform its obligations thereunder and (b) agrees for the enforceable benefit of all holders of each existing and future Series of Note Lien Debt (as defined therein) and each existing and future Note Lien Representative (as defined therein) that (i) that the holders of Obligations hereunder are bound by the provisions of the Secured Note Intercreditor Agreement, including the provisions relating to the ranking of Credit Facility Liens (as defined therein), and (ii) such Agent or Lender consents to and directs the Administrative Agent, as Credit Facility Collateral Agent (as defined in the Secured Note Intercreditor Agreement), to perform its obligations under the Secured Note Intercreditor Agreement and the other security documents.

                           SECTION 10. MISCELLANEOUS

         10.1. AMENDMENTS AND WAIVERS. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except as provided in Section 2.1(b) or in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders, and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or, except as set forth in Section 10.14, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iv) extend the scheduled date or reduce the amount of any scheduled payment in respect of any Loan or provide for availability of Revolving Extensions of Credit in

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amounts greater than 110% of the Borrowing Base (determined as defined herein on the Closing Date without giving effect to any Reserves), in each case without the written consent of more than 80% of the Lenders; (v) amend, modify or waive any provision of Sections 3.8(a) or 3.8(b) without the written consent of each Lender directly and adversely affected thereby; (vi) amend, modify or waive any provision of Section 9 without the written consent of each Agent adversely affected thereby; (vii) amend, modify or waive any provision of Section 2.3 or
2.4 without the written consent of the Swingline Lender; or (viii) amend, modify or waive any provision of Sections 2.7 to 2.14 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and
(b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

         10.2. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Holdings, the Borrower and the Agents, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         Holdings:                       c/o Del Laboratories, Inc.
                                         726 Reckson Plaza
                                         P.O. Box 9357
                                         Uniondale, NY 11553-9357
                                         Attention:  Chief Financial Officer
                                         Telecopy:    (631) 293-1515
                                         Telephone:  (516) 844-2020

         The Borrower:                   Del Laboratories, Inc.
                                         726 Reckson Plaza
                                         P.O. Box 9357
                                         Uniondale, NY 11553-9357
                                         Attention:  Chief Financial Officer
                                         Telecopy:    (631) 293-1515
                                         Telephone:  (516) 844-2020
                                         with a copy to:

                                         Debevoise & Plimpton LLP
                                         919 Third Avenue
                                         New York, New York 10022
                                         Attention:  Gregory H. Woods
                                         Telecopy:  (212) 909-6836
                                         Telephone:  (212) 909-6000

         The Administrative Agent:       JPMorgan Chase Bank, N.A.
                                         270 Park Ave.
                                         New York, NY 10017
                                         Attention:  Neil Boylan
                                         Telecopy:     (212) 270-6637
                                         Telephone:   (212) 270-1410

No notice, request or demand to or upon any Agent, the Issuing Lender, the Lenders, Holdings or the Borrower shall be effective until received. Holdings and the Borrower shall be conclusively deemed to have received any notice, request or demand if such notice, request or demand is sent by courier service and delivery thereof is confirmed by the courier, if it is sent by fax and receipt thereof is confirmed orally, if it is sent by certified mail or if it is served by any manner of service of process permitted by law. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. Approval of such procedures may be limited to particular notices or communications.

         10.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5. PAYMENT OF EXPENSES AND TAXES; INDEMNITY.

         (a) The Borrower agrees:

               (i) to pay or reimburse each Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to such Agent, the Administrative Agent's out-of-pocket costs and customary charges for field examinations and internal appraisals and the reasonable fees and charges of independent third party appraisers selected by the Administrative Agent, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as such Agent shall deem appropriate,

               (ii) to pay or reimburse the Lenders and Agents for all reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to the Lenders and of counsel to the Agents,

               (iii) to pay, indemnify, and hold each Lender and Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and

               (iv) to pay, indemnify, and hold each Lender and Agent and each of their respective officers, directors, employees, attorneys, affiliates, agents and advisors (each, including each Lender and Agent, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties or the unauthorized use by Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (iv), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Persons.

         (b) Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

         (c) All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the address of the Borrower set forth in Section 10.2 or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent.

         (d) Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, the Borrower will not be obligated to reimburse the Administrative Agent for more than two field examinations or for more than two appraisals in any one-year period and (ii) so long as no Default has occurred and is continuing, the Borrower will not be obligated to reimburse the Administrative Agent for more than one field examination conducted during the first 60 days following the Closing Date.

         (e) The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS(a) . (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

         (b) (i) Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more assignees (each, an "ASSIGNEE") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

               (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person provided, further, that no consent of the Borrower shall be required for an assignment by a Conduit Lender to its designated Lender, a conduit administered or managed by such Conduit Lender's designated Lender or to such Conduit Lender's liquidity providers;

               (B) the Administrative Agent, PROVIDED that no consent of the Administrative Agent shall be required for an assignment (x) to an Assignee that is a Lender immediately prior to giving effect to such assignment or (y) by a Conduit Lender to its designated Lender, a conduit administered or managed by such Conduit Lender's designated Lender or to such Conduit Lender's liquidity providers; and

               (C) the Issuing Lender.

               (ii) Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment and Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

               (B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

               (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire; and

               (D) in the case of an assignment by a Conduit Lender to an Assignee that is not its designated Lender, another Conduit Lender administered or managed by such Conduit Lender's designated Lender or such Conduit Lender's liquidity providers (each such Assignee, a "THIRD PARTY ASSIGNEE"), such Conduit Lender's designated Lender shall concurrently assign to the such Third Party Assignee or, if such Third Party Assignee is a conduit not administered by such designated Lender, to an Assignee designated by such Third Party Assignee an amount of its Revolving Commitment at least equal to the amount of the Loans assigned to such Third Party Assignee by such Conduit Lender; provided that if in connection with such assignment such Conduit Lender notifies the Borrower or the Administrative Agent that such Conduit Lender shall not make any additional Loans under this Agreement, such Conduit Lender's designated Lender shall assign its entire Revolving Commitment to such Third Party Assignee or, if such Third Party Assignee is a conduit not administered by such designated Lender, to an Assignee designated by such Third Party Assignee.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.10, 3.11 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with, and subject to the limitations of
         Section 10.6 (c).

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 or 3.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section
10.6. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Section 3.9 or 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Participant that is a Non-U.S. Lender shall not be entitled to the benefits of Section
         3.10 unless such Participant complies with Section 3.10(d).

         (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

         (e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.

         (f) Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent and without regard to the limitations set forth in Section 10.6(b). Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; PROVIDED, HOWEVER, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

         10.7. ADJUSTMENTS; SET-OFF.

         (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "BENEFITED LENDER") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 8, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Holdings or the Borrower, any such notice being expressly waived by Holdings and the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

         10.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of Holdings, the Borrower, the Agents and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         10.12. SUBMISSION TO JURISDICTION; WAIVERS. Each of Holdings, the Borrower, the Agents and the Lenders hereby irrevocably and unconditionally:

         (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13. ACKNOWLEDGMENTS. Each of Holdings and the Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) no Agent or Lender has any fiduciary relationship with or duty to Holdings or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and Holdings and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among Holdings, the Borrower and the Lenders.

         10.14. RELEASES OF GUARANTEES AND LIENS.

         (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations
(i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with
Section 10.1 or (ii) under the circumstances described in Section 10.14(b).

         (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and obligations under or in respect of Hedge Agreements or Specified Cash Management Arrangements) shall have been paid in full, the Revolving Commitments shall have terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

         10.15. CONFIDENTIALITY. Each Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to any Agent, any other Lender or any Lender Affiliate, (b) to any actual or prospective Transferee or any direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), if such person is required to maintain confidentiality, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates if such person is required to maintain confidentiality, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority, or as may otherwise be required pursuant to any Requirement of Law, or if requested or required to do so in connection with any litigation or similar proceeding; PROVIDED, that such Agent or Lender, unless prohibited by any Requirement of Law, shall use reasonable efforts to notify the Borrower in advance of any disclosure pursuant to this clause (e) above but only to the extent reasonably practicable under the circumstances and on the understanding that no Agent or Lender shall incur any liability for failure to give such notice, (f) that has been publicly disclosed, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

         10.16. WAIVERS OF JURY TRIAL. HOLDINGS, THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         10.17. DELIVERY OF ADDENDA. Each initial Lender not a signatory party hereto may become a party to this Agreement by delivering to the Administrative Agent an Addendum duly executed by such Lender. The Administrative Agent is authorized to modify Annex A as necessary to reflect the Revolving Commitments assumed by such Lenders by Addendum.

         10.18. USA PATRIOT ACT. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Publ. L. 107-56 (signed into law October 26, 2001)), (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

         10.19. COMMERCIALLY REASONABLE DISCRETION.

         (a) The restrictions upon the rights and powers of the Administrative Agent set forth in this Agreement in provisions permitting or requiring specified actions to be taken by the Administrative Agent "in its Commercially Reasonable Discretion" are intended solely for the benefit of the Loan Parties and are not enforceable by any Lender or any other Person. Such restrictions will apply only to the extent, and in the manner, expressly set forth in this Agreement.

         (b) In respect of all actions as to which this Agreement provides that the Administrative Agent will or may act in its Commercially Reasonable Discretion, the Administrative Agent will have the right and power to take such action, if, as a condition of the exercise of such right and power, it acts in its Commercially Reasonable Discretion. The Administrative Agent will not be in any respect obligated to take or omit to take any such action. Any failure of the Administrative Agent to act in its Commercially Reasonable Discretion if it determines to take any such action will constitute a failure of such condition to the exercise of such right or power, excusing any obligation that otherwise would be imposed on the Loan Parties if such condition had been satisfied and such right or power properly exercised.

         (c) Under no circumstances will any failure of the Administrative Agent to act in its Commercially Reasonable Discretion give rise to any claim or cause of action against the Administrative Agent or any Lender for any monetary liability or any defense to or set-off against the obligations of the Loan Parties for the payment of the Obligations.

         (d) If the Administrative Agent takes any action as to which this Agreement provides that the Administrative Agent will or may act in its Commercially Reasonable Discretion, the Administrative Agent will be entitled to a conclusive and irrebutable presumption that such action did qualify as and constitute an exercise of its Commercially Reasonable Discretion and that such action was properly taken if (i) the Administrative Agent delivers written notice of such action to the Borrower setting forth in reasonable detail the nature of such action and specifying that such notice is being delivered for purposes of this Section 10.19(d) and (ii) the Borrower fails to notify the Administrative Agent in writing within 90 days thereafter that the Borrower does not consider such action to qualify as and constitute an exercise of Commercially Reasonable Discretion.

         (e) Subject to Section 10.19(d), in any litigation, proceeding or dispute relating to whether any action taken or omitted by the Administrative Agent qualified as or constituted an exercise of its Commercially Reasonable Discretion, the Administrative Agent will be entitled to a rebuttable presumption that such action did qualify as and constitute an exercise of its Commercially Reasonable Discretion, and the burden of raising and proving lack of Commercially Reasonable Discretion shall be on the Loan Parties.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       DLI HOLDING II CORP.



                                       By:
                                          --------------------------------------
                        Name:
                       Title:



                                       DEL LABORATORIES, INC.



                                       By:
                                          --------------------------------------
                        Name:
                       Title:

                                       JPMORGAN CHASE BANK, N.A.,
                                          as Administrative Agent and Lender



                                       By:
                                          --------------------------------------
                        Name:
                       Title:

                                       ISRAEL DISCOUNT BANK OF NEW YORK,
                                          as Lender



                                       By:
                                          --------------------------------------
                        Name:
                       Title:







                                       By:
                                          --------------------------------------
                        Name:
                       Title:

                                       UBS LOAN FINANCE LLC,
                                          as Lender



                                       By:
                                          --------------------------------------
                        Name:
                       Title:







                                       By:
                                          --------------------------------------
                        Name:
                       Title:

                                                                         ANNEX A



                        Lenders and Revolving Commitments



             NAME OF LENDER                            REVOLVING COMMITMENT
     JPMorgan Chase Bank, N.A.                              $45,000,000
     UBS Loan Finance LLC                                   $30,000,000
     Israel Discount Bank of New York                       $10,000,000

                                                                         ANNEX B

                                  PRICING GRID

The Applicable Margins shall be adjusted on a monthly basis after the delivery of the second monthly Borrowing Base Certificate following the Closing Date, based on average daily Excess Availability determined for the most recent month for which a Borrowing Base Certificate has been delivered, with each such adjustment to become effective on the date (the "ADJUSTMENT DATE") that is three Business Days after the date on which the relevant Borrowing Base Certificate is delivered to the Lenders pursuant to Section 6.2(h) and to remain in effect until the next adjustment is effected.

The Applicable Margins effective on each Adjustment Date shall be determined in accordance with the pricing grid set forth below:



  PRICING                   EXCESS                        APPLICABLE MARGIN         APPLICABLE MARGIN
   LEVEL                  AVAILABILITY                  FOR EURODOLLAR LOANS      FOR BASE RATE LOANS
   -----               -------------------              --------------------      -------------------
     I                    < $25,000,000                        1.75%                     0.75%
     II          = $25,000,000 but < $50,000,000               1.50%                     0.50%
    III                   = $50,000,000                        1.25%                     0.25%

All rates are per annum rates.

For this purpose, "Excess Availability" means the difference, on the date of determination, between (a) the lesser of (i) the aggregate Revolving Commitments on such date and (ii) the average daily Borrowing Base determined for the most recent month and (b) the average daily Revolving Extensions of Credit outstanding for the most recent month but Excess Availability shall be -0- if such difference is a negative number or if the conditions set forth in Section
5.2 are not satisfied on such date.

If any Borrowing Base Certificate referred to above is not delivered within the time periods specified in Section 6.2(h), then until the date that is five Business Days after the date on which such Borrowing Base Certificate is delivered the highest rate set forth in each column of the pricing grid shall apply. At all times after maturity or acceleration of the maturity of the Loans or the delivery of notice to the Borrower by any Agent or Lender that an Event of Default has occurred and is continuing or occurrence of any Event of Default specified in Section 8(f) (until such time, if any, as such Event of Default may be cured or waived), the highest rate set forth in each column of the pricing grid shall apply.

                                 SCHEDULE 1.1(M)

                               MORTGAGED PROPERTY

Del Laboratories, Inc.
1830 Carver Drive
Rocky Point, North Carolina 28457

                                 SCHEDULE 1.1(S)

                            EXISTING HEDGE AGREEMENTS

                                      NONE

                                 SCHEDULE 2.7(B)

                           EXISTING LETTERS OF CREDIT

                                      NONE

                                  SCHEDULE 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                      NONE

                                  SCHEDULE 4.9

                   EXCEPTIONS TO INTELLECTUAL PROPERTY RIGHTS

                                      NONE

                                  SCHEDULE 4.15

                                  SUBSIDIARIES

----------------------------------------------------------------------------------------------------------
SUBSIDIARIES                                   JURISDICTION OF        OWNERSHIP PERCENTAGE
                                               ORGANIZATION
----------------------------------------------------------------------------------------------------------
Del Pharmaceuticals, Inc.                      Delaware               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
DLI International Holding I Corp.              Delaware               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
DLI International Holding II Corp.             Delaware               100% by Del Pharmaceuticals, Inc.
----------------------------------------------------------------------------------------------------------
Del Professional Products, Inc.                Delaware               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
Royce & Rader, Inc.                            Delaware               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
565 Broad Hollow Realty Corp.                  New York               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
Parfums Schiaparelli, Inc.                     New York               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
Sally Hansen, Inc.                             New York               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
Del International, Inc.                        New York               100% by Del Laboratories, Inc.
----------------------------------------------------------------------------------------------------------
Del Laboratories (Canada), Inc.                Canada                 100% by DLI International Holding I
                                                                      Corp.
----------------------------------------------------------------------------------------------------------
Del Pharmaceutics (Canada), Inc.               Canada                 100% by DLI International Holding II
                                                                      Corp.
----------------------------------------------------------------------------------------------------------
Laboratorios Del de Mexico, S.A., de C.V.      Mexico                 99% by Del Laboratories, Inc. and 1%
                                                                      by Del Pharmaceuticals, Inc.
----------------------------------------------------------------------------------------------------------
Del Pharmaceuticals Limited                    United Kingdom         100% by DLI International Holding II
                                                                      Corp.
----------------------------------------------------------------------------------------------------------
Del Laboratories U.K. Limited                  United Kingdom         100% by DLI International Holding I
                                                                      Corp.
----------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.14

                            POST CLOSING OBLIGATIONS

                                      NONE

                                 SCHEDULE 7.2(D)

                              EXISTING INDEBTEDNESS

1. Canadian mortgage loan owed to CIBC Mortgages, Inc. maturing April 1, 2009, as extended and amended on April 2, 2004, in the unpaid principal amount of Cdn$1,462,871.00.

2. Capital lease for Pitney Bowes Mailing Machine in the amount of $168,802.04.

3.    Capital lease for CNC Milling Machine in the amount of $37,558.20.

4. Promissory Note in the principal amount of US$6,429,800.48 dated December 31, 2003 from Del Laboratories (Canada) Inc. to Del Laboratories, Inc., bearing interest at 3.55% per annum, payable quarterly.

                                 SCHEDULE 7.3(I)

                                 EXISTING LIENS

1. Mortgage filed against real property owned by Del Laboratories (Canada) Inc. located at 316 Bayview Drive, Barrie, Ontario, Canada, which secures the Mortgage Loan in favor of CIBC Mortgages Inc. described in Item 1 of
      Schedule 8.2(d) hereto.

2. UCC-1's filed in favor of the two companies leasing the capital equipment described in Items 2 and 3 of Schedule 8.2(d) hereto.

3. All Liens set forth in that certain Title Commitment No. 05W10235 issued by Old Republic National Title Insurance Company on December 15, 2005.

4. Liens under the Existing Credit Agreement, which Existing Credit Agreement are to be repaid on the Closing Date.

5.    Liens identified below:

-----------------------------------------------------------------------------------------------------------------------------
      DEBTOR NAME         SEARCH JURISDICTION          SECURED PARTY                FILE NO./DATE             COLLATERAL
-----------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Bank Financial, F.S.B.          5086362 - Assignment     Leased Equipment
                          of State                                              (03/18/05)

                                                                                40713356 - Initial
                                                                                (3/15/2004)
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Bank Financial, F.S.B.          50183773                 Specified Leased
                          of State                                              (01/17/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Citicorp Vendor Finance, Inc.   50383084                 Specified Leased
                          of State                                              (02/03/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    JTA Leasing Co. LLC             50860016                 Specified Leased
                          of State                                              (03/18/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Bank Financial, F.S. B.         50865395                 Specified Leased
                          of State                                              (03/18/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Bank Financial, F.S. B.         50865627                 Specified Leased
                          of State                                              (03/18/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Raymond Leasing Corporation     52431139                 Specified Leased
                          of State                                              (08/03/2005)             Electronic Equipment
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    North Carolina        BB&T Leasing Corporation        20050001368              Specified Equipment
                          Secretary of State                                    (01/05/2005)
------------------------------------------------------------------------------------------------------------------------------
Del Laboratories, Inc.    Delaware Secretary    Toyota Motor Credit             5366491- Amendment       Specified Leased
                          of State              Corporation                     (11/29/05)               Equipment

                                                                                5362095 - Initial
                                                                                (11/22/05))
------------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.5(G)

                             SCHEDULED DISPOSITIONS

1.    Riverside Industrial Park, Little Falls, New York

2.    Little Falls Industrial Park, Little Falls, New York

3.    660 So. 17th Street, Newark, New Jersey

4.    682 So. 17th Street, Newark, New Jersey

5.    684 So. 17th Street, Newark, New Jersey

                                 SCHEDULE 7.8(E)

                              EXISTING INVESTMENTS

Promissory Note in the principal amount of US$6,429,800.48 dated December 31, 2003 from Del Laboratories (Canada) Inc. to Del Laboratories, Inc., bearing interest at 3.55% per annum, payable quarterly.

                                                                       EXHIBIT B


                         FORM OF COMPLIANCE CERTIFICATE

                  This Compliance Certificate is delivered to you pursuant to
Section 6.2(b) of the Credit Agreement, dated as of December 29, 2005 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "LENDERS"), J.P. Morgan Securities, Inc. as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as Administrative Agent. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined. The undersigned, in his capacity as an officer of the Borrower, and not in his individual capacity, certifies as follows:

                  1. I am the duly elected, qualified and acting Chief Financial Officer of the Borrower.

                  2. I have reviewed and am familiar with the contents of this Certificate.

                  3. I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as ATTACHMENT 1 (the "FINANCIAL STATEMENTS"). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default.

                  4. Attached hereto as ATTACHMENT 2 are the computations showing compliance with the covenants set forth in Sections 7.1 and 7.7 of the Credit Agreement.

                  IN WITNESS WHEREOF, I execute this Certificate on behalf of the Borrower this [__] day of [_____], 20[ ].

                                      DEL LABORATORIES, INC.



                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                                                    ATTACHMENT 1
                                                                              TO
                                                                       EXHIBIT B


                             [Financial statements]

                                                                    ATTACHMENT 2
                                                                              TO
                                                                       EXHIBIT B


The information described herein is as of ______, 20__,

and pertains to the period from _________, 20__ to ________________, 20__.


1.         CONSOLIDATED FIXED CHARGE COVERAGE RATIO(1)* (SECTION 7.1)
           The ratio of
           (i) Consolidated EBITDA for such period               $______________

           To
           (ii) Consolidated Fixed Charges for such period       $______________

           Ratio:                                                _______________

           (must not be less than 1:1)                           _______________


3.         CAPITAL EXPENDITURES (SECTION 7.7)

           Total Capital Expenditures of the Borrower and its Subsidiaries
           from ___ to ___:                                      $______________

           (must not be greater than (a) $23,000,000 in each fiscal year ending December 31, 2005 and December 31, 2006 and (b) $30,000,000
           in any fiscal year thereafter; PROVIDED, that (i) up to 100% of any amount permitted but not expended in any fiscal year may be carried over for expenditure in the next succeeding fiscal year
           (it being understood that no portion of such carried over amount for any fiscal year may be used until the entire amount of permitted Capital Expenditures for such fiscal year has been used for Capital Expenditures), and (ii) Capital Expenditures made with the proceeds of any asset sales will not be subject to the
           foregoing restriction.                                $______________





----------------

(1) Compliance with this covenant will be required only if, and on each occasion when, Excess Availability is less than $10,000,000 on any day after the Closing Date and thereafter will be required until Excess Availability has been at least $10,000,000 on each day for a period of 30 consecutive days.

                                  CALCULATIONS


1.         CONSOLIDATED EBITDA                                   $______________
           CONSOLIDATED FIXED CHARGES                            $______________

                                                                       EXHIBIT C


                           FORM OF CLOSING CERTIFICATE


                  Pursuant to subsection 5.1(e) of the Credit Agreement dated as of December 29, 2005 (the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc. as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER") and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "COMPANY") in his capacity as such and not in his individual capacity, hereby certifies on behalf of the Company as follows:

                  1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  2. [ ] is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

                  IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date set forth below.

                                           -------------------------------------
                                           Name:
                                           Title:


                                           Date:  December 29, 2005

                  The undersigned Corporate Secretary of the Company certifies as follows:

                  1. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

                  2. Attached hereto as ANNEX 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on [ ]; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

                  3. Attached hereto as ANNEX 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

                  4. Attached hereto as ANNEX 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated since [ ].

                  5. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

  NAME                  OFFICE                   DATE                 SIGNATURE




                  IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date set forth below.

                                    --------------------------------------
                                    Name:
                                    Title: Secretary


                                    Date:  December [    ], 2005

                                                                         ANNEX 1


                               [Board Resolutions]

                                                                         ANNEX 2


                                    [By-laws]

                                                                         ANNEX 3


                         [Certificate of Incorporation]

                                                                       EXHIBIT E


                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION

                  Reference is made to the Credit Agreement, dated as of December 29, 2005 (the "CREDIT Agreement"), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  1. The Assignor identified on Schedule l hereto (the "ASSIGNOR") and the Assignee identified on Schedule l hereto (the "ASSIGNEE") agree as follows:

                  2. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "ASSIGNED FACILITY"; collectively, the "ASSIGNED FACILITIES"), in a principal amount for each Assigned Facility as set forth on
Schedule 1 hereto.

                  3. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Assigned Facilities and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes, if any, for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Administrative Agent exchange the attached Notes, if any, for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  4. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 3.10(d) of the Credit Agreement.

                  5. The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to Section 10.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                  6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

                  7. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1

                          to Assignment and Assumption
Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________


      Credit                      Principal                Commitment Percentage
 Facility Assigned             Amount Assigned                  Assigned(1)
                                  $-------                     ---.-------%

--------------------------------------------------------------------------------

[Name of Assignee]                          [Name of Assignor]
By:                                   By:
     ----------------------------           -----------------------
Title:                               Title:
        -------------------------           -----------------------

--------------------
(1) Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

Accepted:                                   [Consented To:
JPMORGAN CHASE BANK, N.A.,                  [DEL LABORATORIES, INC.
as Administrative Agent

By:  _________________________________      By:  ______________________________
      Title:                                      Title:  ]

                                            [JPMORGAN CHASE BANK, N.A.,
                                            as Administrative Agent


                                            By:  _______________________________
                                                  Title:  ]

December __, 2005

JPMorgan Chase Bank, N.A., as
  Administrative Agent under the
  Credit Agreement referred to below
270 Park Avenue, 4th floor
New York, New York  10017

Each of the Lenders named in Schedule I
  attached hereto that are parties to the
  Credit Agreement referred to below

                             DEL LABORATORIES, INC.

Ladies and Gentlemen:

      We have acted as special New York counsel to (I) DLI Holding II Corp., a Delaware corporation ("Holdings"), (II) Del Laboratories, Inc., a Delaware corporation (the "Company") and (III) each of the Subsidiary Parties referred to below, in connection with the preparation, and execution and delivery today, (A) the Credit Agreement, dated as of December __, 2005 (the "Credit Agreement"), among Holdings, the Company, the several banks and other financial institutions parties thereto (collectively, the "Lenders"), J.P. Morgan Securities, Inc., as sole lead arranger and sole bookrunner, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"), (B) the Notes issued on and dated December __, 2005 (collectively, the "Notes") and (C) the agreements to which Holdings, the Company or any Subsidiary Party is today a party that are listed in Schedule II hereto (together with the Credit Agreement and the Notes, the "Loan Documents").

      The opinions expressed below are furnished to you pursuant to Section 5.1(f)(i) of the Credit Agreement. Unless otherwise defined herein, terms defined in or defined by reference in the Credit Agreement and used herein shall have the meanings assigned thereto in the Credit Agreement. The term "Investment Company Act" means the Investment Company Act of 1940, as amended. The term "Loan Parties" means Holdings, the Borrower and the Subsidiary Parties. The term "Material Adverse Effect" means a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The term "Obligations" has the meaning specified therefor in the Guarantee and Collateral Agreement. The term "Pledged Stock" means those shares of Pledged Stock of the domestic Subsidiaries constituting "certificated securities" (as defined in Section 8-102 of the UCC) that are delivered to the Administrative Agent in certificated form on the date hereof. The term "New York Subsidiary Parties" means the collective reference to the following Subsidiaries of the Company: 565 Broad Hollow Realty Corp., a New York corporation; and Parfums Schiaparelli, Inc., a New York corporation. The term "Secured Parties" has the meaning specified therefor in the Guarantee and Collateral Agreement. The term "Subsidiary Parties" means the collective reference to the New York Subsidiary Parties and the following Subsidiaries of the Borrower: Del Pharmaceuticals, Inc., a Delaware corporation; Del Professional Products, Inc., a Delaware corporation; and Royce & Rader, Inc., a Delaware corporation. The term "UCC" means the Uniform Commercial Code as in effect in the State of New York on the date hereof.

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    2                       December __, 2005


      In arriving at the opinions expressed below,

      (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of the Loan Documents,

      (b) we have examined and relied on unfiled copies of the financing statements on Form UCC-1 attached hereto as Exhibit A (collectively, the "Financing Statements") naming each of the New York Subsidiary Parties as the respective debtor and the Administrative Agent as secured party, setting forth the respective correct addresses of such debtor and the Administrative Agent, indicating whether such debtor is an organization or an individual and the jurisdiction of organization of such debtor, and describing certain collateral as to which security interests are intended to be perfected by filing under the UCC, which we understand will be filed in the office of the Secretary of State of the State of New York (the "Filing Office"),

      (c) we have examined and relied on such corporate documents and records of Holdings and its Subsidiaries and such other instruments and certificates of public officials, officers and representatives of Holdings and its Subsidiaries and other Persons as we have deemed necessary or appropriate for the purposes of this opinion,

      (d) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the representations and warranties contained in or made pursuant to the Loan Documents, and

      (e) we have made such investigations of law as we have deemed appropriate as a basis for this opinion.

      In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (A) the authenticity of all documents submitted to us as originals, (B) the genuineness of all signatures on all documents that we examined, (C) the conformity to authentic originals of documents submitted to us as certified, conformed or photostatic copies, (D) the due authorization, execution and delivery of each of the Loan Documents by each party thereto (other than Holdings), (E) the enforceability of each Loan Document against each party thereto (other than the Loan Parties), (F) the valid existence and good standing of each Loan Party (other than Holdings),
(G) the corporate or other power and authority of each Loan Party to enter into and perform its obligations under the Loan Documents (other than Holdings) and
(H) the accuracy of the separate opinion, addressed to you, dated today, of Shawn A. Smith, Esq., Vice President, General Counsel and Secretary to certain of the Loan Parties.

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    3                       December __, 2005


      Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

      1. Holdings is validly existing and in good standing under the laws of the State of Delaware.

      2. Holdings has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party.

      3. Holdings has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party.

      4. (a) Each of the Credit Agreement, the Notes and the other Loan Documents to which the Company is a party constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      (b) Each of the Loan Documents to which Holdings is a party has been duly executed and delivered on behalf of Holdings, and constitutes a valid and binding obligation of Holdings enforceable against Holdings in accordance with its terms.

      (c) Each of the Loan Documents to which any Subsidiary Party is a party constitutes a valid and binding obligation of such Subsidiary Party, enforceable against such Subsidiary Party in accordance with its terms.

      5. Except for (1) any consents, authorizations, approvals, notices and filings that have been obtained or made and are in full force and effect, (2) filings in the United States Patent and Trademark Office, the United States Copyright Office, and in appropriate offices under any applicable state trademark laws, (3) filings to perfect the security interests created by the Guarantee and Collateral Agreement, (4) mortgage filings in connection with any of the Loan Documents, (5) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title and (6) those consents, authorizations, filings and other acts that, individually or in the aggregate, if not made, obtained or done, would not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, approval by, notice to, or filing with, any federal or New York State governmental authority is required under federal or New York State law to be obtained or made on or prior to the date hereof by Holdings in connection with the execution and delivery of, or performance of its obligations under, the Loan Documents to which it is a party or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    4                       December __, 2005


      6. The execution and delivery by Holdings of the Loan Documents to which it is a party and the grant by Holdings on the Closing Date of security interests in the Article 9 Collateral and the Pledged Stock owned by Holdings pursuant to the Guarantee and Collateral Agreement will not violate (I) the certificate of incorporation and by-laws of Holdings, (II) any existing federal or New York State law, rule or regulation applicable to Holdings or (iii) any contract listed in Schedule III hereto to which Holdings is a party, except, in the case of clauses (ii) and (iii), for such violations that, to our knowledge, would not have a Material Adverse Effect.

      7. (a) The Guarantee and Collateral Agreement is effective to create a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties (as defined therein), as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in all of the collateral described therein that is of the type in which a security interest can be created under Article 9 of the UCC (the "Article 9 Collateral"), to the extent the UCC is applicable to the creation of such security interest.

      (b) Upon the delivery of the Article 9 Collateral in which a security interest may be perfected by possession pursuant to the UCC to (and provided that the same remains in the possession of) the Administrative Agent in the State of New York, the Administrative Agent, for the benefit of the Secured Parties, will have a perfected security interest in such Article 9 Collateral.

      (c) Upon the proper filing of the Financing Statements in the Filing Office, the Administrative Agent will have a perfected security interest, for the benefit of the Secured Parties, in all of the right, title and interest of each New York Subsidiary Party in and to such Article 9 Collateral (excluding fixtures as defined in the UCC), to the extent perfection may be accomplished by the filing of financing statements in the Filing Office under the UCC.

      (d) Upon delivery of the Pledged Stock (in certificated form) either in bearer form or registered form (issued or endorsed in each case in the name of the Administrative Agent or in blank) to (and retention of control (within the meaning of Section 8-106 of the UCC) thereof by) the Administrative Agent in the State of New York, the Administrative Agent will have a perfected security interest therein, to the extent the UCC is applicable to the perfection of such security interest.

      8. The Company is not (A) an "investment company" within the meaning of and subject to regulation under the Investment Company Act, or (B) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                                      * * *

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    5                       December __, 2005


      Our opinions set forth above are subject to the effects of (I) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors' rights or remedies generally, (II) general equitable principles (whether considered in a proceeding in equity or at law), (III) an implied covenant of good faith, reasonableness and fair dealing, and concepts of materiality and
(IV) limitations on the enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. In addition, applicable laws and interpretations may affect the validity or enforceability of certain provisions of the Loan Documents, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the principal benefits intended to be provided thereby (subject to the other qualifications expressed herein).

      Without limiting the foregoing, we express no opinion as to the validity, binding effect or enforceability of any provision of any Loan Document that purports to (I) prohibit any Loan Party from transferring its respective rights in the collateral described in the Loan Documents or any proceeds thereof, as contemplated by Section 9-401 of the UCC, (II) permit the Administrative Agent to vote or otherwise exercise any rights with respect to any of the collateral under the Loan Documents absent compliance with the requirements of applicable laws and regulations as to the voting of or other exercise of rights with respect to such collateral, (III) waive, release or vary any defense, right or privilege of, or any duties owing to, any Loan Party to the extent that such waiver, release or variation may be limited by Section 1-102(3), 9-602 or 9-603 of the UCC or other provisions of applicable law, (IV) grant a right to collect any amount that a court determines to constitute unearned interest, (V) grant any right of set-off with respect to any contingent or unmatured obligation,
(VI) maintain or impose any obligation to pay any amount in U.S. dollars where a final judgment concerning such obligation is rendered in another currency, (VII) constitute a waiver of inconvenient forum or improper venue or (VIII) relate to the subject matter jurisdiction of a court to adjudicate any controversy.

      We express no opinion as to the creation, validity or perfection of any security interest, or the validity, binding effect or enforceability of any Loan Document, to the extent that such Loan Document grants or purports to grant (A) a security interest (I) that is not governed by the UCC (including but not limited to any such security interest with respect to (A) copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses or (B) insurance policies), (II) in commercial tort claims, letter-of-credit rights, fixtures, cooperative interests, farm products, as-extracted collateral or timber to be cut, (III) in any property the terms of or governing which void or prohibit, or are violated by, the granting of such security interest or (IV) in any claim against the United States, (B) a mortgage or other interest in real property or (c) an agricultural lien. Our opinions set forth in paragraph 7 above are limited to Articles 8 and 9 of the UCC and therefore do not address
(I) laws of jurisdictions other than the State of New York, (II) laws of the State of New York other than Articles 8 and 9 of the UCC or (III) collateral of a type not subject to Article 9 of the UCC. We express no opinion as to what law governs perfection of any security interest granted by the Loan Documents. We have assumed with your permission that (I) none of the Secured Parties has waived, subordinated or agreed with any third party to any modification of the perfection or priority of any security interest granted by the Loan Documents,

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    6                       December __, 2005


(II) the Pledged Stock and all collateral under the Loan Documents in which a security interest may be perfected only by possession will be held at all times by the Administrative Agent in the State of New York and (III) each Loan Party has sufficient rights in the collateral described in the Loan Documents for the security interests granted thereby to attach. We express no opinion as to the title or any other interest of any Loan Party in or to any of the collateral described in the Loan Documents. No security interest will exist with respect to after-acquired property of any Loan Party until such Loan Party has rights therein within the meaning of Section 9-203 of the UCC. We call to your attention that Section 9-108 of the UCC provides that a description of collateral as "all the debtor's personal property" or words of similar import is not a sufficient description of collateral, and we express no opinion as to the enforceability of the Guarantee and Collateral Agreement or the enforceability or validity of the security interest purported to be created thereby insofar as they purport to create a security interest in all personal property of any Loan Party.

      Except as set forth in paragraph 7 above, we express no opinion as to the validity or perfection of the security interests purported to be created by the Loan Documents. We express no opinion as to the validity, perfection or priority of such security interests:

            (i) with respect to collateral sold, exchanged or otherwise disposed of by any Loan Party;

            (ii) to the extent such security interests may be affected by (X)
      Section 552 of the United States Bankruptcy Code, under which a bankruptcy court has discretion as to the extent to which post-petition proceeds may be subject to a lien arising from a security agreement entered into by the debtor before the commencement of the case, or (Y) Section 547(b) of the United States Bankruptcy Code, relating to the power to avoid a preference;

            (iii) with respect to proceeds, to the extent of limitations under
      Section 9-315 of the UCC on the perfection of a security interest in proceeds;

            (iv) as to any collateral acquired by the party granting such security interest more than four months after such party changes its name so as to make the relevant financing statements seriously misleading, unless amendments to such financing statements indicating the new name of such party are properly filed before the expiration of such four months;

            (v) as to any collateral acquired by any Loan Party following any change in the jurisdiction of organization (within the meaning of Section 9-102(a)(50) of the UCC) of such Loan Party unless a new financing statement is properly filed in the applicable new jurisdiction within the time specified in Section 9-316 of the UCC;

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    7                       December __, 2005


            (vi) as to any property subject to a statute, regulation or treaty of the United States, whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to such property preempt Section 9-310(a) of the UCC;

            (vii) as to any goods that are an accession to, or commingled or processed with, other goods, to the extent limited by Section 9-335 or 9-336 of the UCC; or

            (viii) as to goods of any kind, such as motor vehicles, subject to certificate of title statutes.

      We call to your attention that (A) the UCC requires periodic filing of continuation statements in order to maintain the effectiveness of financing statements filed pursuant thereto, (B) Section 8-107 of the UCC may in certain circumstances limit the rights of a secured party in respect of any unauthorized endorsement with respect to certificated securities constituting collateral under the Loan Documents not registered in the name of or issued to the Administrative Agent and not originally issued in bearer form, (C) under certain circumstances Section 9-408 of the UCC limits the enforcement of security interests in promissory notes, health-care-insurance receivables and general intangibles and (D) the perfection of the security interests granted by the Loan Documents may be limited by (I) rights under Article 2 of the UCC of a seller of goods as to which the debtor does not yet have possession, (II) the right of reservation of a seller of goods under Section 2-505 of the UCC, (III) the right of reclamation of a seller of goods on credit under Section 2-702 of the UCC,
(IV) rights of buyers and lessees in the ordinary course to take goods free of such security interests to the extent provided in Sections 9-320 and 9-321 of the UCC, (V) rights of licensees in the ordinary course of business to license general intangibles free of such security interest to the extent provided in
Section 9-321 of the UCC and (vi) rights of a purchaser of chattel paper and instruments to claim priority over such security interests to the extent provided in Section 9-330 of the UCC.

      We express no opinion as to the priority of the security interests purported to be created by the Loan Documents. Without limiting the foregoing, we express no opinion as to the priority of any security interest (i) as against any claims or liens in favor of the United States or any state thereof, or any federal or state agency, instrumentality or political subdivision, including but not limited to liens for payment of federal, state or local taxes that are given priority by operation of law, liens under Title IV of the Employee Retirement Security Act of 1974, as amended, or claims arising under 31 U.S.C. ss. 3713,
(II) as against any rights of a person in possession of proceeds consisting of money or "instruments" (as defined in Section 9-102(a)(47) of the UCC), (III) as against liens under Section 4-208 of the UCC, relating to security interests of a collecting bank, (IV) as against liens granted under Section 364(d) of the United States Bankruptcy Code, relating to liens granted by a court after the commencement of a case or (V) that has been perfected by "control" under Section 8-106, 9-104, 9-105, 9-106 or 9-107 of the UCC, as against any other security interest in the same property that has also been perfected by "control."

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    8                       December __, 2005


      We express no opinion as to the effect of, or compliance with, any federal or state laws regarding fraudulent transfers or fraudulent conveyances or laws governing preferential transfers, or provisions of state law restricting dividends, loans or other distributions by a corporation to or for the benefit of its stockholders, or any federal or state securities laws, rules or regulations, including without limitation as to the effect thereof on the validity, binding effect or enforceability of any of the Loan Documents.

      We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, in each case that in our experience are generally applicable to transactions of this type. In particular (and without limiting the generality of the foregoing) we express no opinion as to (A) the laws of any country (other than the Federal laws of the United States of America) or (B) the effect of such laws (whether limiting, prohibitive or otherwise) on any of the rights or obligations of any Loan Party or of any other party to or beneficiary of any of the Loan Documents. We have assumed, with your permission, that the execution and delivery of each of the Loan Documents by each of the parties thereto and the performance of their respective obligations thereunder will not be illegal or unenforceable or violate any fundamental public policy under, and that no such party has entered therein with the intent of avoiding or a view to violating, applicable law (other than the laws of the State of New York and Federal laws of the United States of America). In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Lender is located that limits the rate of interest that such Lender may charge or collect.

                                      * * *

      The opinions expressed herein are solely for your benefit and, without our prior consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person (other than the persons that become Lenders within 14 days of the date of this opinion letter).

JPMorgan Chase Bank, N.A.
Each of the Lenders
named in Schedule I                    9                       December __, 2005


      This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                       Very truly yours,

                                                                      Schedule I

                                     LENDERS

JPMorgan Chase Bank, N.A

Israel Discount Bank of New York

UBS Loan Finance LLC

                                                                     Schedule II

                              OTHER LOAN DOCUMENTS

1. Guarantee and Collateral Agreement, dated as of December __, 2005, among Holdings, the Company, each of the Subsidiary Parties and the Administrative Agent.

                                                                    Schedule III

                                    CONTRACTS

1. Indenture, dated as of October 28, 2005, among the Company, each of the Subsidiaries Parties and Wells Fargo Bank, National Association, with respect to the Senior Secured Floating Rate Notes due 2011 of the Company.

                                                                       Exhibit A

                              FINANCING STATEMENTS

December __, 2005

JPMorgan Chase Bank, N.A., as
  Administrative Agent under the
  Credit Agreement referred to below
270 Park Avenue, 4th floor
New York, New York  10017

Each of the Lenders named in Schedule I
  attached hereto that are parties
  to the Credit Agreement referred
  to below

                             DEL LABORATORIES, INC.

      I am Vice President, General Counsel and Secretary of Del Laboratories, Inc., a Delaware corporation (the "Company"). This opinion is being delivered to you pursuant to Section 5.1(f)(ii) of the Credit Agreement, dated as of December __, 2005 (the "Credit Agreement"), among DLI Holding II Corp., a Delaware corporation ("Holdings"), the Company, the several banks and other financial institutions parties thereto named on the signature pages thereof (collectively, the "Lenders"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms defined in or defined by reference in the Credit Agreement and used herein shall have the meanings assigned thereto in the Credit Agreement. The term "DGCL" means the General Corporation Law of the State of Delaware. The term "Material Adverse Effect" means a material adverse effect on the business, operations, property or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole. The term "Loan Parties" means the collective reference to the Company and the Subsidiary Parties. The term "Subsidiary Parties" means the following Subsidiaries of the Company: Del Pharmaceuticals, Inc., a Delaware corporation; Royce & Rader, Inc., a Delaware corporation; 565 Broad Hollow Realty Corp., a New York corporation; Parfums Schiaparelli, Inc., a New York corporation; and Del Professional Products, Inc., a Delaware corporation.

      In arriving at the opinion expressed below,

JPMorgan Chase Bank, N.A.
Each of the Lenders
  named in Schedule I                  2                       December __, 2005


      (1) I have examined and relied as to factual matters on the following (including, but not limited to, the representations and warranties contained therein):

      (a) originals, or copies certified or otherwise identified to my satisfaction, of the Credit Agreement, any Notes issued pursuant thereto, the Guarantee and Collateral Agreement and each of the agreements to which any Loan Party is today a party that are listed in Schedule II hereto (collectively, the "Loan Documents"),

      (b) such corporate documents and records of the Loan Parties and such other instruments and certificates of public officials, officers and representatives of the Loan Parties and other Persons as I have deemed necessary or appropriate for the purposes of this opinion, and

      (2) I have made such investigations of law as I have deemed appropriate as a basis for this opinion.

      In rendering the opinion expressed below, I have assumed, with your permission, without independent investigation or inquiry, (A) the authenticity of all documents submitted to me as originals, (B) the genuineness of all signatures (other than those of any Loan Party) and the legal capacity of all natural persons executing documents, (C) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies, (D) the due authorization, execution and delivery of each of the Loan Documents by each party thereto (other than any Loan Party) and that each Loan Document is valid, legally binding and enforceable upon each party thereto (other than those of any Loan Party) and (E) the performance of and compliance with the covenants and agreements contained in the Credit Agreement by all parties thereto.

      Based upon and subject to the foregoing and the qualifications hereinafter set forth, I am of the opinion that:

      1. Each of the Loan Parties (I) is validly existing and in good standing under the laws of the state of its organization and (II) has the corporate power and authority, as applicable, to own and operate its respective property, to lease the property each operates as lessee and to conduct the business in which each is currently engaged.

      2. Each of the Loan Parties has the corporate power and authority to make, deliver and perform its obligations under each of the Loan Documents to which it is a party, and in the case of the Company, to borrow on the terms and conditions of the Credit Agreement. Each of the Loan Parties has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party, and in the case of the Company, to authorize its borrowings on the terms and conditions of the Credit Agreement.

JPMorgan Chase Bank, N.A.
Each of the Lenders
  named in Schedule I                  3                       December __, 2005


      3. Each of the Loan Parties has duly executed and delivered each of the Loan Documents to which it is a party.

      4. Except for (A) any consents, authorizations, approvals, notices and filings that have been obtained or made, (B) filings in the United States Patent and Trademark Office, the United States Copyright Office, and appropriate offices under any applicable state trademark laws, (C) filings to perfect the security interests created by the Guarantee and Collateral Agreement, (D) mortgage filings related to any of the Loan Documents, (e) filings or consents required to create or perfect any Lien on Collateral constituting mobile goods covered by a certificate of title and (F) those consents, authorizations, approvals, notices and filings that if not made, obtained or done, would not, have a Material Adverse Effect, no consent or authorization of, approval by, notice to, or filing with, any United States Federal or New York State court or governmental authority or body having jurisdiction over any Loan Party or any Loan Party's respective properties or assets is required under United States Federal or New York State law to be obtained or made on or prior to the date hereof by the Company in connection with the borrowings under the Credit Agreement, or any of the Loan Parties in connection with its execution, delivery or performance of the Loan Documents to which each is a party, or in connection with the validity or enforceability against it of the Loan Documents to which it is a party.

      5. The execution and delivery by each of the Loan Parties of each of the Loan Documents to which it is a party, the borrowing and repayment of the loans funded on the Closing Date, and the grant on the Closing Date of the collateral security therefore pursuant to the Guarantee and Collateral Agreement, will not violate (I) the certificate of incorporation and by-laws of such Loan Party,
(II) to my knowledge, any existing United States Federal or New York State statute applicable to any Loan Party or any judgment, order, decree, rule or regulation known to me of any United States Federal or New York court or governmental agency or body having jurisdiction over any Loan Party or any Loan Party's properties or assets, or (III) any Contractual Obligation to which such Loan Party is a party, except, in the case of clauses (ii) and (iii), for such violations that to my knowledge would not have a Material Adverse Effect.

      I am a member of the bar of New York and I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the DGCL and those federal laws of the United States of America, in each case as currently in effect and that, in my experience, are generally applicable to transactions of this type (other than any applicable securities laws, statutes, rules or regulations, or laws regarding fraudulent transfers or conveyances, as to which I express no opinion).

      The opinions set forth above are subject to the following additional qualifications and assumptions:

JPMorgan Chase Bank, N.A.
Each of the Lenders
  named in Schedule I                  4                       December __, 2005


      In rendering the opinion set forth in paragraph 1 above concerning the valid existence and good standing of the Loan Parties, I have relied solely on certificates or oral advice of the Secretary of State of the State of Delaware or of the State of New York, Corporation Service Company and/or CT Corporation System.

      The opinion expressed herein is solely for your benefit and, without my prior consent, neither my opinion nor this opinion letter may be disclosed publicly to or relied upon by any other person (other than the persons that become Lenders within 14 days of the date of this opinion letter).

      This opinion letter is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and I assume no responsibility to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinions expressed herein.

                                                     Very truly yours,


                                                     Shawn A. Smith, Esq.

                                     LENDERS

JPMorgan Chase Bank, N.A

                                                                     SCHEDULE II

                              OTHER LOAN DOCUMENTS

1. Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of December __, 2005, by the Company, as Grantor, to the Administrative Agent.

2. Intellectual Property Security Agreement, dated as of December __, 2005, by the Company, Del Pharmaceuticals, Inc., Del Professional Products, Inc. and Parfums Schiarparelli, Inc. in favor of the Administrative Agent.

                                December __, 2005

To Each of the Persons Listed
  on Schedule A Attached Hereto

            Re: DEL LABORATORIES, INC. - UCC OPINION

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Del Laboratories, Inc., a Delaware corporation (the "Parent"), and each of the entities listed on Schedule B attached hereto (with the Parent, each, a "Grantor" and, collectively, the "Grantors"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) Each of the documents described on Schedule C hereto (collectively, the "Certificates");

            (b) The Guarantee and Collateral Agreement, dated as of December __, 2005 (the "Agreement"), made by, INTER ALIA, the Grantors, in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Agent") for the banks, financial institutions and other entities from time to time party as Lenders to the Credit Agreement (as defined therein);

            (c) A separate financing statement on form UCC-1 for each Grantor, naming such Grantor as debtor and the Agent as secured party, in the forms attached hereto and marked as Exhibits "A" through "E" (each, a "Financing Statement" and, collectively, the "Financing Statements"), to be filed with the Secretary of State of the State of Delaware (the "Secretary of State") (Uniform Commercial Code Section) (the "Division"); and

            (d) A Good Standing Certificate for each Grantor, obtained from the Secretary of State, dated December 28, 2005.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Agreement.

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 29, 2005
Page 2


            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (d) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (d) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed that
(i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

            For purposes of this opinion, we have assumed (i) that, except as set forth on Schedule C attached hereto, none of the Certificates has been amended and that no such amendment is pending or has been proposed, (ii) that each Grantor is organized solely under the laws of the State of Delaware, (iii) that there are no proceedings pending or contemplated for (A) the merger, consolidation, conversion, dissolution, liquidation or termination of any Grantor, or (B) any Grantor's transfer to or domestication in any other jurisdiction, (iv) the due organization, due formation or due creation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization, formation or creation, (v) the legal capacity of natural persons who are signatories to the documents examined by us, (vi) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vii) the due authorization, execution and delivery by all parties thereto of all documents examined by us, and (viii) that each of the documents examined by us constitutes a valid and binding agreement of the parties thereto, and is enforceable against the parties thereto, in accordance with its terms. We have not participated in the preparation of any offering material relating to the Grantors and assume no responsibility for the contents of any such material. In addition, we assume no responsibility for the filing of the Financing Statements (or any amendments or continuation statements with respect thereo) with the Division or any other governmental office or agency.

            This opinion is limited to the laws of the State of Delaware (excluding the insurance, securities and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws (including federal bankruptcy law) and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 29, 2005
Page 3


            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. Each of the Financing Statements is in an appropriate form for filing in the State of Delaware.

            2. Insofar as Article 9 of the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the "Delaware UCC") is applicable (without regard to conflict of laws principles), upon the filing of the Financing Statements with the Division, the Agent will have a perfected security interest in each Grantor's rights in that portion of the Collateral in which a security interest may be perfected by the filing of a UCC financing statement with the Division (the "Filing Collateral") and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof.

            The opinions expressed above are subject to the following additional assumptions, qualifications, limitations and exceptions:

            A. We have assumed that (i) each Grantor has sufficient rights in the Filing Collateral and has received sufficient value and consideration in connection with the security interest granted under the Agreement for the security interest of the Agent to attach, and we express no opinion as to the nature or extent of any Grantor's rights in, or title to, any portion of the Filing Collateral, and (ii) the Agreement reasonably identifies the Filing Collateral. Accordingly, we have assumed that the security interests in the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof have been duly created and have attached. In addition, we have assumed (i) that no Grantor has interests in real property located in the State of Delaware, and (ii) that none of the Filing Collateral consists of as-extracted collateral located in the State of Delaware or timber to be cut located in the State of Delaware or fixtures located in the State of Delaware or goods that are or are to become fixtures located in the State of Delaware.

            B. The opinions set forth above are limited to Article 9 of the Delaware UCC, and therefore such opinions do not address (i) laws of jurisdictions other than the State of Delaware, and of the State of Delaware except for Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, and (iii) what law governs perfection of the security interests granted in the collateral covered by this opinion.

            C. We note that further filings under the Delaware UCC may be necessary to preserve and maintain (to the extent established and perfected by the filing of the Financing Statements as described herein) the perfection of the security interests of the Agent in the Filing Collateral, including, without limitation, the following:

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 29, 2005
Page 4


                  (i) appropriate continuation filings to be made within the period of six months prior to the expiration of five year anniversary dates from the date of the original filing of the Financing Statements;

                  (ii) filings required with respect to proceeds of collateral under Section 9-315(d) of the Delaware UCC;

                  (iii) filings required within four months of the change of name, identity or structure made by or with respect to a Grantor, to the extent set forth in Sections 9-507 and 9-508 of the Delaware UCC;

                  (iv) filings required within four months of a change by a Grantor of its location to another jurisdiction, to the extent set forth in Sections 9-301 and 9-316 of the Delaware UCC; and

                  (v) filings required within one year after the transfer of collateral to a person or entity that becomes a debtor and is located in another jurisdiction, to the extent set forth in Section 9-316 of the Delaware UCC.

            D. We do not express any opinion as to the perfection of any security interest in any portion of the Collateral in which a security interest cannot be perfected by filing of a financing statement with the Division. In addition, no opinion is expressed herein concerning (i) any collateral other than the Filing Collateral and the proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) thereof, (ii) any portion of the Filing Collateral that constitutes a "commercial tort claim" (as defined in Section 9-102(a)(13) of the Delaware UCC), (iii) any consumer transaction, or (iv) any security interest in goods covered by a certificate of title statute. Further, we do not express any opinion as to the perfection of any security interest in proceeds (as defined in Section 9-102(a)(64) of the Delaware UCC) of the Filing Collateral, except to the extent that such proceeds consist of cash proceeds (as defined in Section 9-102(a)(9) of the Delaware UCC) that are identifiable cash proceeds (as contemplated by Sections 9-315(b) and (d) of the Delaware UCC), subject, however, to the limitations of Section 9-315 of the Delaware UCC.

            E. We do not express any opinion as to the priority of any security interest.

            F. We call to your attention that under the Delaware UCC, actions taken by a secured party (e.g., releasing or assigning the security interest, delivering possession of the collateral to the debtor or another person and voluntarily subordinating a security interest) may affect the validity, perfection or priority of a security interest.

            We understand that you will rely as to matters of Delaware law upon this opinion in connection with the transactions contemplated by the Agreement. We further understand that your successors and assigns, any participant of interests in the loan, any purchaser of the loan or any portion thereof in a securitization, any issuer of securities in a securitization of the loan (including, without limitation, any trustee or servicer in connection with a securitization) and any rating agency may rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In connection

To Each of the Persons Listed
  on Schedule A Attached Hereto
December 29, 2005
Page 5


with the foregoing, we hereby consent to your, your successors' and assigns', any such participant's, any such purchaser's, any such issuer's (including, without limitation, any trustee or servicer in connection with a securitization) and any such rating agency's relying as to matters of Delaware law upon this opinion, subject to the understanding that the opinions rendered herein are given on the date hereof and such opinions are rendered only with respect to facts existing on the date hereof and laws, rules and regulations currently in effect. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                Very truly yours,

CDK/SLM

                                   SCHEDULE A

JPMorgan Chase Bank, N.A., as administrative agent

Each of the Lenders party to the Credit Agreement

Del Laboratories, Inc.

Del Pharmaceuticals, Inc.

DEL PROFESSIONAL PRODUCTS, INC.

ROYCE & RADER, INC.

DLI HOLDING II CORP

                                   SCHEDULE B

1. Del Pharmaceuticals, Inc.

2. DEL PROFESSIONAL PRODUCTS, INC.

3. ROYCE & RADER, INC.

4. DLI HOLDING II CORP

                                   SCHEDULE C

1. The Certificate of Incorporation of MARADEL PRODUCTS, INC., dated October 20, 1961, as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 25, 1961, as amended by the Certificate of Reduction of Capital of MARADEL PRODUCTS, INC., dated April 24, 1963, as filed in the office of the Secretary of State on May 9, 1963, as further amended by the Certificate of Amendment of Certificate of Incorporation of MARADEL PRODUCTS, INC., changing the name of the corporation to DEL LABORATORIES, INC. dated April 15, 1966, as filed in the office of the Secretary of State on April 18, 1966, as further amended by the Certificate of Amendment of Certificate of Incorporation of DEL LABORATORIES, INC., dated May 15, 1972, as filed in the office of the Secretary of State on May 23, 1972, as further amended by the Certificate of Amendment of DEL LABORATORIES, INC., dated June 30, 1977, as filed in the office of the Secretary of State on July 22, 1977, as further amended by the Certificate of Amendment of the Certificate of Incorporation of DEL LABORATORIES, INC., dated June 20, 1984, as filed in the office of the Secretary of State on July 3, 1984, as further amended by the Certificate of Amendment of the Certificate of Incorporation of DEL LABORATORIES, INC., dated July 16, 1985, as filed in the office of the Secretary of State on July 18, 1985, as further amended by the Certificate of Amendment of the Certificate of Incorporation of DEL LABORATORIES, INC., dated June 12, 1987, as filed in the office of the Secretary of State on June 22, 1987, as further amended by the Certificate of Amendment of the Certificate of Incorporation of DEL LABORATORIES, INC., dated May 26, 1994, as filed in the office of the Secretary of State on May 27, 1994, as further amended by the Certificate of Amendment of the Certificate of Incorporation of DEL LABORATORIES, INC., dated May 25, 1995, as filed in the office of the Secretary of State on June 1, 1995, as restated by the Restated Certificate of Incorporation of DEL LABORATORIES, INC., dated March 28, 1996, as filed in the office of the Secretary of State on March 29, 1996, as amended by the Certificate of Amendment of the Restated Certificate of Incorporation of DEL LABORATORIES, INC., dated June 3, 1996, as filed in the office of the Secretary of State on June 4, 1996, as further amended by the Certificate of Amendment of the Restated Certificate of Incorporation of DEL LABORATORIES, INC., dated June 1, 1998, as filed in the office of the Secretary of State on June 3, 1998, as further amended by the Certificate of Ownership and Merger, merging DLI Acquisition Corp. with and into DEL LABORATORIES, INC., dated January 27, 2005, as filed in the office of the Secretary of State on January 27, 2005, and as further amended and restated by the Amended and Restated Certificate of Incorporation of Del Laboratories, Inc., dated January 28, 2005, as filed in the office of the Secretary of State on January 28, 2005.

2. The Certificate of Incorporation of MARADEL DRUG CO., INC., dated December 20, 1962, as filed in the office of the Secretary of State on December 21, 1962, as amended by the Certificate of Amendment of MARADEL DRUG CO., INC., changing the name of the corporation to COMMERCE DRUG CO., INC., dated January 15, 1963, as filed in the office of the Secretary of State on January 17, 1963, as further amended by the Certificate of Restoration and Revival COMMERCE DRUG CO., INC., dated July 16, 1990, as filed in the office of the Secretary of State on August 1, 1990, and as further amended by the Certificate of Amendment of Certificate of Incorporation of COMMERCE DRUG CO., INC., changing the name of the corporation to Del Pharmaceuticals, Inc., dated May 29, 1991, as filed in the office of the Secretary of State on May 29, 1991.

3. The Certificate of Incorporation of DEL PROFESSIONAL PRODUCTS, INC., dated March 19, 2004, as filed in the office of the Secretary of State on March 22, 2004.

4. The Certificate of Incorporation of ROYCE & RADER, INC., dated December 27, 1965, as filed in the office of the Secretary of State on December 30, 1965, as amended by the Certificate for Renewal and Revival of Certificate of Incorporation, dated May 11, 1999, as filed in the office of the Secretary of State on May 12, 1999, and as further amended by the Certificate of Change of Location of Registered Office and of Registered Agent, dated July 6, 2000, as filed in the office of the Secretary of State on July 11, 2000.

5. The Certificate of Incorporation of DLI HOLDING II CORP, dated January 11, 2005, as filed in the office of the Secretary of State on January 11, 2005.

                          BIBERSTEIN & NUNALEE, L.L.P.
                                ATTORNEYS AT LAW
                             102 SOUTH WALKER STREET
                                  P.O. BOX 428
                        BURGAW, NORTH CAROLINA 28425-0428
                TELEPHONE: 910-259-2175; FACSIMILE: 910-259-6823
                           E-MAIL: BNLAW@BELLSOUTH.NET

RICHARD VON BIBERSTEIN, JR.                                     HAMPSTEAD OFFICE
(rvbbnlaw@bellsouth.net)        __ December 2005         16191 U. S. HIGHWAY 17N
MARK I. NUNALEE                                              HAMPSTEAD, NC 28443
     CERTIFIED PUBLIC ACCOUNTANT                      TELEPHONE NO: 910-270-4347
(minbnlaw@bellsouth.net)                                 *******MAILING ADDRESS:
                                                                    P.O. BOX 428
                                                                BURGAW, NC 28425

JPMorgan Chase Bank, N.A.
270 Park Avenue
New York, NY  10017

            Re: Loan (the "LOAN"), in the original principal amount of up to $85,000,000, made by JPMorgan Chase Bank, N.A. and certain other financial institutions (collectively, the "Lenders"), pursuant to that certain Credit Agreement, dated as of December __, 2005 (the "CREDIT AGREEMENT"), by and among DLI Holding II Corporation ("Holdings"), Del Laboratories, Inc., a Delaware corporation ("the Borrower"), the Lenders, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "Arranger"), and J.P. Morgan Chase Bank N.A., as administrative agent

Dear Sir/Madam:

      We have acted as counsel for Borrower in connection with the Loan. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

      In rendering the opinions expressed below, we have examined the original, or copies certified or otherwise authenticated to our satisfaction, of the documents set forth below and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions. Except as otherwise noted, the following document is dated as of the date hereof.

      1. The Second Lien Deed of Trust, Assignment of Leases and Rents, Security Agreement, Financing Statement and Fixture Filing, made by Borrower to the Agent (the "MORTGAGE");

      2. The Uniform Commercial Code Financing Statement attached hereto as Exhibit A (the "Personal Property Filing").

      3. The Uniform Commercial Code Financing Statement attached hereto as Exhibit B (the "Fixture Filing" and together with the Personal Property Filing, the "Financing Statements").

      For purposes of this opinion, we have, with your permission, assumed without independent investigation that the documents submitted to us as originals are authentic and the documents submitted to us as copies conform to the original documents.

      Based upon the foregoing, we are of the opinion that:

      1. Except for filings which are necessary to perfect the security interests granted under the Mortgage and such other filings, authorizations or approvals as are specifically contemplated by the Mortgage, no authorizations or approvals of, and no filings with, any governmental or regulatory authority or agency of the United States, the state of Borrower's formation, or the state of North Carolina (the "STATE") are necessary for the execution, delivery or performance of the Mortgage by the Borrower.

      2. The Mortgage constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

      3. The execution and delivery by the Borrower of the Mortgage and the consummation of the transactions contemplated thereby do not conflict with or violate any federal or State law, rule, regulation or ordinance applicable to Borrower.

      4. The choice of law provisions contained in the Mortgage will be upheld and enforced by the courts of the State and Federal courts sitting in and applying the laws of the State. In this regard, the amounts to be received by Lenders as interest in respect of the Notes, made by the Borrower, as maker, in favor of Lenders and under the Credit Agreement constitute lawful interest under the laws of the State and are neither usurious nor illegal.

      5. The Mortgage to be recorded in the State is in form satisfactory for recording. The recording of the Mortgage in the office of the Register of Deeds for the County of Pender, State of North Carolina and the filing and recording of the Fixture Filing in the office of the Register of Deeds for the County of Pender and the office of the Secretary of State of North Carolina, are the only recording or filing necessary to publish notice of and to establish of record the rights of the parties thereto and to perfect the liens and security interests granted by Borrower pursuant to the Mortgage in the real property (including fixtures) covered thereby. Such Mortgage complies in all respects with applicable provisions of the Uniform Commercial Code as in effect in the State (the "UCC") and is in appropriate form for filing or recording --- and the description therein of the fixtures covered thereby is adequate to permit the perfection of such security interests in the fixtures. Upon the execution and delivery of the Mortgage and Fixture Filing as aforesaid, such liens and security interest shall be created and upon the recording and filing of the Mortgage and the Fixture Filing as aforesaid, such liens and security interests shall be perfected. No documents or instruments other than those ref erred to in this paragraph need be recorded, registered or filed in any public office in the State in order to publish notice of the Mortgage or to perfect such liens and security interest or the for validity or enforceability of any of the documents or to permit Agent to enforce its rights thereunder in the court of the State.

      6. Except for recording fees to the Register of Deeds and the Secretary of State, no recording, filing, privilege or other tax must be paid by either the Borrower or Lender in connection with the execution, delivery, recordation or enforcement of the Mortgage.

      7. The Loan, as made, will not violate any applicable usury laws of the State, or other applicable laws regulating the interest rate, fees and other charges that may be collected with respect to the Loan.

      8. It is not necessary for Lender to qualify to do business in the State solely to make the Loan and enforce the provisions of the Mortgage. The making of the Loan and enforcement of the provisions of the Mortgage will not result in the imposition upon Lender of any taxes of the State, or any subdivision thereof in which the applicable Mortgaged Property (as defined in the Mortgage) is located (including, without limitation, franchise, license, tax on interest received or income taxes), other than taxes which Lender, if and when it becomes the actual and record owner of such Mortgaged Property, by reason of power of sale or foreclosure under the applicable Mortgage or by deed in lieu of foreclosure, would be required to pay. Lender is not in violation of any banking law of the State by carrying out the transactions contemplated by the Mortgage.

      9. The foreclosure of the Mortgage to be recorded in the State, exercise of Lender's power of sale, or exercise of any other remedy provided in the Mortgage will not in any manner restrict, affect or impair the liability of Borrower with respect to the indebtedness secured thereby or the rights and remedies of Lender with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent any deficiency remains unpaid after application of the proceeds of the foreclosure of such Mortgage, exercise of such power of sale or as a result of the exercise of any other remedy.

      10. The Priority of the lien of the Mortgage to be recorded in the State in respect of all advances or extensions of credit made by Lenders under the Credit Agreement on, before or after the date of which such Mortgage is recorded in the appropriate office referred to in Paragraph 5 above will be determined by the date of such recording.

      11. The Priority of the lien of the Mortgage will not be affected by (a) any prepayment of a portion or the Loan, or (b) any increase in or reduction of the outstanding amount of the Loan from time to time.

      12. Subject to the qualifications listed below, the Mortgage to be recorded in the State creates valid security interests in favor of Lender in the Personalty (as defined in the Mortgage) to the extent the UCC is applicable thereto, as security for the payment or performance of the Obligations (as defined in the Mortgage). The Personal Property Filing to be filed with the Secretary of State of the State of North Carolina complies in all respects with applicable provisions of the UCC as in effect in the State and is in appropriate form for filing or recording and the description therein of the personal property covered thereby is adequate to permit the perfection of such security interests in the personal property. Upon the execution and delivery of such Personal Property Filing as aforesaid, such security interest shall be created and upon the recording and filing of the Personal Property Filing such security interests shall be perfected in favor of the Agent.

            The security interests described in this PARAGRAPH are referred to as the "SECURITY INTERESTS."

      13. The Mortgage contains the terms and provisions necessary to enable Lender, following a default under the Mortgage, to exercise the remedies that are customarily available to a lienholder under the laws of the State.

            Our opinions expressed above are subject to the following qualifications:

            (a) We express no opinion as to any Borrower's right in or title to any of the Personalty.

            (b) Such opinion as to perfection of the Security Interests are subject to the assumption that Lender has not waived, subordinated or agreed with any third party to any modification of the perfection of any of the Security Interests.

            (c) We assume that none of the Personalty consists or will consists or will consist of consumer goods, farm products, crops, timber, minerals and the like or accounts resulting from the sale thereof.

            (d) We assume the Lender is a legal entity properly registered and approved to enter into a transaction of the type here opined on.

      All of our foregoing opinions are subject to the qualifications that the enforceability of the Mortgage may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditor's rights.

      This opinion is limited to the laws of the State of North Carolina and the applicable federal laws.

      This opinion is rendered as of the effective date set forth above, and we express no opinion as to circumstances or events which may occur subsequent to such date. This opinion may only be relied upon by Lender and its respective successors and/or assigns and by no other person or entity.

                                                  Very truly yours,
                                                  Biberstein & Nunalee, LLP


                                                  By:
                                                     ---------------------------
                                                         R. v. Biberstein, Jr.

                                                                       EXHIBIT G


                          FORM OF EXEMPTION CERTIFICATE

                  Reference is made to the Credit Agreement, dated as of December 29, 2005 (the "CREDIT Agreement"), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER") ,and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement. ______________________ (the "NON-U.S. LENDER") is providing this certificate pursuant to subsection 3.10(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

         I. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

         II. The Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

                  (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

                  (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

         III. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code.

         IV. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate.

                                          [NAME OF NON-U.S. LENDER]
                                          By:_______________________________
                                               Name:
                                               Title:
Date:  _____ __, 20[   ]

                                                                     EXHIBIT H-1


                             FORM OF REVOLVING NOTE

                  THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$____________                                                 New York, New York
                                                          ___________ ___, 200__

                  FOR VALUE RECEIVED, the undersigned, Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to ________ (the "LENDER") or its registered successors and assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of (a) ________DOLLARS ($_____), or, if less, (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement. The Borrower further agrees to pay interest in like money at such Funding Office on the unpaid principal amount hereof from time to time outstanding at the applicable rates and on the dates specified in Section 2.5 of the Credit Agreement.

                  The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.

                  This Note (a) is one of the Notes evidencing the Revolving Loans under the Credit Agreement, dated as of December 29, 2005 (the "CREDIT AGREEMENT"), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

                  Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.



                                     H-1-1

                  All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

                  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                            DEL LABORATORIES, INC.
                                            BY: _______________________________
                                                 NAME:
                                                 TITLE:











                                     H-1-2

                                                                      SCHEDULE A
                                                        TO REVOLVING CREDIT NOTE


              LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
   Date       Amount of Base      Amount Converted to    Amount of Principal of   Amount of Base Rate   Unpaid Principal   Notation
              Rate Loans          Base Rate Loans        Base Rate Loans Repaid   Loans Converted to    Balance of Base    Made By
                                                                                  Eurodollar Loans        Rate Loans
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------
---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------

---------- -------------------- ---------------------- ------------------------- --------------------- ------------------ ----------




                                     H-1-3

                                                                      SCHEDULE B
                                                        TO REVOLVING CREDIT NOTE


                       LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
 Date    Amount of    Amount Converted   Interest Period and  Amount of Principal Amount of Eurodollar Unpaid Principal   Notation
        Eurodollar      to Eurodollar    Eurodollar Rate     of Eurodollar Loans  Loans Converted to     Balance of        Made By
           Loans          Loans          with Respect Thereto          Repaid       Base Rate Loans   Eurodollar Loans
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------
------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------

------- ------------ ------------------ -------------------- ------------------- -------------------- ----------------- ----------





                                     H-1-4

                                                                     EXHIBIT H-2


                             FORM OF SWINGLINE NOTE

         THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$10,000,000                                                   New York, New York
__________ __, 200___
         FOR VALUE RECEIVED, the undersigned, Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to JPMorgan Chase Bank, N.A., (the "SWINGLINE LENDER") or its registered successors and assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States and in immediately available funds, on the Revolving Termination Date the principal amount of (a) TEN MILLION DOLLARS ($10,000,000), or, if less, (b) the aggregate unpaid principal amount of all Swingline Loans made by the Swingline Lender to the Borrower pursuant to
Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable rates and on the dates specified in Section
3.5 of such Credit Agreement.

         The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date and amount of each Swingline Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Swingline Loan.

         This Note (a) is the Note evidencing the Swingline Loan under the Credit Agreement, dated as of December 29, 2005 (the "CREDIT AGREEMENT"), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

         Upon the occurrence of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

         All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind under this Note to the fullest extent permitted under applicable law.




                                     H-2-1

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 10.6 OF THE CREDIT AGREEMENT.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                                     DEL LABORATORIES, INC.




                                                     By:________________________
                                                     Name:
                                                     Title:








                                     H-2-2

                                                                      SCHEDULE A
                                                               TO SWINGLINE NOTE


                     LOANS AND REPAYMENTS OF SWINGLINE LOANS

--------------- -------------------------- --------------------------- -------------------------- ---------------------

     Date       Amount of Swingline Loans    Amount of Principal of    Unpaid Principal Balance     Notation Made By
                                             Swingline Loans Repaid               of
                                                                            Swingline Loans
--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------
--------------- -------------------------- --------------------------- -------------------------- ---------------------

--------------- -------------------------- --------------------------- -------------------------- ---------------------





                                     H-2-3

                                                                       EXHIBIT I


                             FORM OF LENDER ADDENDUM

         Reference is made to the Credit Agreement, dated as of December 29, 2005 (the "CREDIT Agreement") among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"). Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement

                  Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 10.17 of the Credit Agreement, the undersigned (i) hereby becomes a Lender thereunder having the Revolving Commitments set forth in Schedule 1 hereto and (ii) agrees to all of the provisions of the Credit Agreement, effective as of the Closing Date.

                  THIS LENDER ADDENDUM SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of this ___ day of ________, 20[ ].

                                     [NAME OF LENDER]
                                     By:
                                         ---------------------------------------
                                     Name:
                                     Title:

                                                                      SCHEDULE 1


                         COMMITMENTS AND NOTICE ADDRESS

1.       Name of Lender:                    _____________________________

         Notice Address:                    _____________________________

                                            -----------------------------

                                            -----------------------------

         Attention:                         _____________________________

         Telephone:                         _____________________________

         Facsimile:                         _____________________________
2.       Revolving Commitment:

                                                                       EXHIBIT J


                                     FORM OF
                              SOLVENCY CERTIFICATE

         I, [ ], the Chief Financial Officer of each Loan Party hereby certify that I am the Chief Financial Officer of each Loan Party and that I am familiar with their properties, businesses, assets, finances and operations and I am duly authorized to execute this certificate on behalf of the Loan Parties pursuant to
Section 5.1(i) of the Credit Agreement dated as of December 29, 2005 (the "CREDIT AGREEMENT"; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among DLI Holding II Corp., a Delaware corporation, Del Laboratories, Inc., a Delaware corporation, as borrower, the Lenders, J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner, and JPMorgan Chase Bank, N.A., as administrative agent.

                  I further certify that I am generally familiar with the properties, business and assets of the Loan Parties and have carefully reviewed the Loan Documents and the contents of this certificate and, in connection herewith, have reviewed such other documentation and information and have made such investigation and inquiries as I have deemed necessary and prudent therefor.

         I understand that the Agents and the Lenders are relying on the truth and accuracy of this certificate in connection with the transactions contemplated by the Loan Documents.

         (a) The Loan Parties are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business;

         (b) On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the fair value of the property of each Loan Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Loan Party;

         (c) On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the present fair saleable value of the assets of each Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured;

         (d) The Loan Parties do not intend to and do not believe that they will incur debts or liabilities that will be beyond their ability to pay such debts and liabilities as they mature; and

         (e) On the date hereof, before and after giving effect to the transactions contemplated by the Credit Agreement and the other Loan Documents, the Loan Parties are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which its property would constitute unreasonably small capital;

                  2. In making the certifications set forth above, the undersigned has considered or taken the following actions, among other things:

         (a) the financial statements (the "FINANCIAL STATEMENTS") delivered to the Administrative Agent pursuant to Section 5.1(c) of the Credit Agreement;

         (b) the values of the Loan Parties' real property, equipment, inventory, accounts receivable, customer lists, supply contracts, joint venture interests, licenses, leases and all other property of such party, real and personal, tangible and intangible;

         (c) consulted with officers of the Loan Parties concerning, among other matters, pending and threatened litigation, uninsured risks, guaranties of obligations of any other Person and other contingent obligations and have, using my best judgment, also taken into account the maximum realistic exposure of each Loan Party to liabilities which would not be included in reserves otherwise reflected on the Financial Statements; and

         (d) made such other investigations and inquiries as I have, to the best of my experience, deemed appropriate and have taken into account the nature of the particular business anticipated to be conducted by the Loan Parties after consummation of the transactions referred to above.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, the undersigned has duly executed this Solvency Certificate as of the date first written above.

                                                     DEL LABORATORIES, INC.
                                                     AS BORROWER
By:
    -----
Name:
Title:  Chief Financial Officer

                                                                       EXHIBIT K


                   FORM OF CLOSING CERTIFICATE OF THE BORROWER

                  Pursuant to subsection 5.1(b) of the Credit Agreement, dated as of December 29, 2005 (the "CREDIT AGREEMENT"; terms defined therein being used herein as therein defined), among DLI Holding II Corp., a Delaware corporation ("HOLDINGS"), Del Laboratories, Inc., a Delaware corporation (the "BORROWER"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "LENDERS"), J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner (in such capacities, the "ARRANGER"), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT"), the undersigned Executive Vice President and Chief Financial Officer of Del Laboratories Inc., (the "COMPANY") hereby certifies, in his capacity as such and not in his individual capacity, that the following shall have occurred prior to or substantially concurrently with the delivery hereof (it being understood that no certification is being made as to any fact or matter involving discretion, satisfaction, or any other determination on the part of the Administrative Agent, any Arranger, or any Lender):

                  1. The representations and warranties of the Borrower set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Borrower pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                  2. [ ] is the duly elected and qualified Corporate Secretary of the Company and the signature set forth for such officer below is such officer's true and genuine signature.

                  3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof.

                  4. The representations and warranties of the Loan Parties in the Loan Documents are accurate in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specified earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.



                                      DEL LABORATORIES, INC.
                                      By:
                                          --------------------------------------
                                          Name:  Joseph Sinicropi
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

                  The undersigned Corporate Secretary of the Company certifies as follows:

                  1. There are no liquidation or dissolution "proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

                  2. Attached hereto as ANNEX 1 is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company on _________________; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

                  3. Attached hereto as ANNEX 2 is a true and complete copy of the By-Laws of the Company as in effect on the date hereof.

                  4. Attached hereto as ANNEX 3 is a true and complete copy of the Certificate of Incorporation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated at any time after ___________________.

                  5. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:


 NAME                   OFFICE                  DATE                  SIGNATURE










                  IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date set forth below.

--------------------------------------
Name:
Title:   Vice President, General
         Counsel and Secretary



Date:  December 29, 2005

                                                                       EXHIBIT L
                                                                     PAGE 1 OF 3

                             DEL LABORATORIES, INC.
                       Monthly Borrowing Base Certificate
                        For the Month Ended _____________

(000's US$)

A.   Net available accounts receivable (from page 3 of 3)         $    --
                                                                  -------

B.   Net available inventory (from page 2 of 3)                   $    --
                                                                  -------

C.   Less Reserves:
     Secured hedges / cash management                      $ --
     Other                                                 $ --
                                                           ----
     Total Reserves                                               $    --
                                                                  -------

D.   Borrowing Base (lines A + B - C)                                       $ --
                                                                            ----

E.   Lower of:
     Borrowing Base (line D)                                      $    --
                                                                  -------
                                                                            $ --
                                                                            ----
     Revolving Credit Commitment                                  $85,000
                                                                  -------

F.   Revolving Credit Outstandings
     Revolving Loans                                       $ --
     Letter of Credit                                        --
                                                           ----
     Total Revolving Credit Outstandings                                    $ --
                                                                            ----

G.   Available credit (overadvance) (line E - F)                            $ --
                                                                            ----

OFFICER'S CERTIFICATION:

Pursuant to the Credit Agreement dated as of December ___, 2005, as amended, the undersigned Responsible Officer of Del Laboratories, Inc. certifies that the information provided in this certificate to JP Morgan Chase Bank, as Administrative Agent, is true and correct based on the accounting records of Del Laboratories, Inc.

Del Laboratories, Inc.


-----------------------------------------------         --------------
Signature & Title                                       Date

* Borrowing Base Certificate to be accompanied by the documentation outlined in
Schedule 1 to Exhibit L*

                                                                       EXHIBIT L
                                                                     PAGE 2 OF 3

                             DEL LABORATORIES, INC.
                       Monthly Borrowing Base Certificate
                        For the Month Ended _____________

(in 000's US$)

CALCULATION OF AVAILABLE ACCOUNTS RECEIVABLE

                                                                          Total
                                                                          -----
Accounts receivable aging:                                                $  --
Less:
         Amounts greater than 60 days past due date                       $  --
         Credit balances greater than 60 days past due date                  --
         Chargebacks less than 60 days past due date                         --
         Cross-age @ 50% over 60 days past due date                          --
         Foreign A/R                                                         --
         Concentration Cap                                                   --
         Other per terms of the Credit Agreement                             --
                                                                             --

Total ineligible accounts receivable                                      $  --

Eligible accounts receivable                                                 --

Less: Dilution Reserve (actual LTM% in excess of 5%)

Adjusted eligible accounts receivable                                     $  --
Advance rate                                                                 85%
                                                                          -----
Total available accounts receivable                                       $  --
                                                                          =====

                                                                       EXHIBIT L
                                                                     PAGE 3 OF 3

                             DEL LABORATORIES, INC.
                       MONTHLY BORROWING BASE CERTIFICATE
                        FOR THE MONTH ENDED _____________

(in 000's US$)

CALCULATION OF AVAILABLE INVENTORY

                                                                           Raw /             Finished
                                                                 Total  Components   Wip       Goods
                                                                 -----  ----------   ---       -----
Total inventory per perpetual:                                  $   --    $   --    $   --    $   --
Freight-in                                                          --        --        --        --
                                                                ------    ------    ------    ------
Total inventory:                                                    --        --        --        --

Less ineligibles:
       Forecasted products reserve*                                 --        --        --        --
       Displays                                                     --        --        --        --
       Packaging                                                    --        --        --        --
       Inventory at sub-contractor locations                        --        --        --        --
       Rejected inventory in company warehouses                     --        --        --        --
       Reconciliation adjustments*                                  --        --        --        --
       Inventory in transit                                         --        --        --        --
       Located at third party warehouse (no access agreement)       --        --        --        --
       Licensed Inventory not saleable in liquidation               --        --        --        --
       Other per terms of the Credit Agreement                      --        --        --        --
                                                                ------    ------    ------    ------
Subtotal ineligible inventory                                   $   --    $   --    $   --    $   --

Inventory Reserves:
       Inventory age (less than) 2003: 80% reserve                  --        --        --        --
       Inventory age  2003: 50% reserve                             --        --        --        --
       Closeout Inventory 50% reserve                               --        --        --        --
                                                                ------    ------    ------    ------
Total inventory reserves                                        $   --    $   --    $   --    $   --

Eligible inventory                                              $   --    $   --    $   --    $   --
Advance rate                                                                  35%       60%       65%
                                                                          ------    ------    ------
Total available inventory prior to rent reserve                 $   --        --        --        --

       Three months outside/public warehouse expense                --        --        --        --
                                                                ------    ------    ------    ------
(I) TOTAL AVAILABLE INVENTORY BEFORE NOLV CAP                       --        --        --        --
                                                                ------    ------    ------    ------

(II) NET RECOVERY RATE CAP

Total inventory per perpetual:                                  $   --
Freight-In                                                          --
                                                                    --
Total Inventory                                                 $   --

Less Ineligibles per Appraisal:
       Components/ Packaging**                                      --
       Inventory at Subcontractor locations                         --
       Displays                                                     --
       Rejected Inventory at Company Warehouses                     --

       Eligible Inventory (subject to Net Recovery Rate)            --
       85% of Net Recovery Rate                                     --
       Available Inventory cap per appraisal                    $   --
                                                                ------

       AVAILABLE INVENTORY (LOWER OF I OR II)                   $   --
                                                                ======

*   To be updated quarterly
**  To be updated with next appraisal